                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           PAGE AMERICA GROUP, INC.,

                         PAGE AMERICA OF NEW YORK, INC.

                         PAGE AMERICA OF ILLINOIS, INC.

                  PAGE AMERICA COMMUNICATIONS OF INDIANA, INC.

                       PAGE AMERICA OF PENNSYLVANIA, INC.

                                      AND

                                METROCALL, INC.

                          DATED AS OF JANUARY 30, 1997

                               TABLE OF CONTENTS

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SCHEDULES...........................................................................
EXHIBITS............................................................................
ARTICLE 1
  DEFINITIONS.......................................................................    1
ARTICLE 2
  PURCHASE AND SALE OF ASSETS.......................................................    3
   2.1   Conveyance of Assets.......................................................    3
   2.2   Excluded Assets............................................................    4
   2.3   Liabilities................................................................    4
   2.4   Excluded Liabilities.......................................................    4
   2.5   Parent and Stockholder Action..............................................    5
   2.6   Proxy Statement and Registration Statement.................................    5
ARTICLE 3
  CLOSING...........................................................................    6
   3.1   Determination of Closing Date..............................................    6
   3.2   Time and Place of Closing..................................................    7
   3.3   Closing Documents..........................................................    7
ARTICLE 4
  PURCHASE PRICE, METHOD OF PAYMENT, ALLOCATION OF PURCHASE PRICE...................    7
   4.1   Purchase Price for Assets..................................................    7
   4.2   Post-Closing Allocation of the Purchase Price..............................    8
   4.3   Adjustments to the Purchase Price..........................................    9
   4.4   Payment of Post-Closing Purchase Price Adjustments.........................   10
   4.5   Escrow Agreement...........................................................   10
ARTICLE 5
  REPRESENTATIONS AND WARRANTIES....................................................   10
   5.1   Representations and Warranties of the Sellers..............................   10
   5.2   Representations and Warranties of the Buyer................................   15
ARTICLE 6
  CONDUCT PRIOR TO CLOSING..........................................................   17
   6.1   Filing of Assignment Applications..........................................   17
   6.2   Antitrust Laws and the Sellers.............................................   17
   6.3   Antitrust Laws and the Buyer...............................................   17
   6.4   Access to Information Concerning Sellers' Business.........................   18
   6.5   Confidentiality............................................................   18
   6.6   Control of the Sellers' Business...........................................   18
   6.7   The Sellers' Pre-Closing Covenants.........................................   19
   6.8   The Buyer's Pre-Closing Covenants..........................................   20
   6.9   No Solicitation of Offers..................................................   20
   6.10  Risk of Loss...............................................................   20
ARTICLE 7
  COVENANTS RELATING TO EMPLOYMENT AND EMPLOYEE MATTERS.............................   21
   7.1   Offer of Employment........................................................   21
   7.2   Wage and Withholding Reporting Obligations.................................   21
ARTICLE 8
  CONDITIONS PRECEDENT..............................................................   21
   8.1   Conditions Precedent to Obligations of Parties.............................   21

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
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   8.2   Conditions Precedent to Obligations of the Buyer...........................   22
   8.3   Conditions Precedent to the Obligations of the Sellers.....................   23
   8.4   Waiver of Conditions.......................................................   23
ARTICLE 9
  TERMINATION AND DEFAULT...........................................................   24
   9.1   General....................................................................   24
   9.2   Procedure Upon Termination.................................................   25
   9.3   Effect of Termination......................................................   25
ARTICLE 10
  POST-CLOSING TRANSACTIONS.........................................................   25
  10.1   Transition.................................................................   25
  10.2   Access To Books and Records................................................   25
  10.3   Assignment and Further Assurances..........................................   25
  10.4   Confidentiality of Customer Lists..........................................   25
ARTICLE 11
  INDEMNIFICATION AND SURVIVAL......................................................   26
  11.1   Indemnification by the Sellers.............................................   26
  11.2   Indemnification by the Buyer...............................................   26
  11.3   Claims for Indemnification.................................................   27
  11.4   Defense by Indemnifying Party..............................................   27
  11.5   Manner of Indemnification..................................................   27
  11.6   Survival of Representations and Warranties.................................   28
ARTICLE 12
  MISCELLANEOUS.....................................................................   28
  12.1   Brokers....................................................................   28
  12.2   Notices....................................................................   28
  12.3   Expenses of Transfer.......................................................   29
  12.4   Assignment.................................................................   29
  12.5   Counterparts...............................................................   29
  12.6   Entire Agreement...........................................................   29
  12.7   Governing Law..............................................................   29
  12.8   Headings...................................................................   30
  12.9   Severability...............................................................   30
  12.10  Modification and Amendment.................................................   30
  12.11  Waiver.....................................................................   30
  12.12  Parties Obligated and Benefited............................................   30
  12.13  Attorneys' Fees............................................................   30
  12.14  Rights to Specific Performance.............................................   30
  12.15  Actions....................................................................   30
  12.16  Terms......................................................................   30
  12.17  Construction...............................................................   31
  12.18  Buyer Stockholder Approval of Certain Matters..............................   31
  12.19  Transfers of Series B Preferred Shares.....................................   31

                                   SCHEDULES

Schedule 1.26       Office Locations
Schedule 1.30       Indebtedness for Borrowed Money
Schedule 2.1        Assets
Schedule 2.3        Liabilities
Schedule 4.2        Allocation of Purchase Price
Schedule 5.1.3      Seller Violations and Conflicts
Schedule 5.1.4(a)   Licenses; Actions
Schedule 5.1.5      Existing Liens
Schedule 5.1.6      Tax Audits and Waivers
Schedule 5.1.7      Litigation
Schedule 5.1.10     Variations from GAAP on Financial Statements
Schedule 5.1.11     Real Property; Exceptions to Title
Schedule 5.1.14     Contracts
Schedule 5.1.15     Transferability of Contract Rights
Schedule 5.1.16     Personnel Benefits; Bonuses
Schedule 5.1.18     Transactions with Affiliates
Schedule 5.2.7      Metrocall Common Stock Available for Issuance
Schedule 12.1       Brokers
Schedule 12.18      Stockholders Agreeing to Vote in Favor of Stockholder Proposals

                                    EXHIBITS

Exhibit 2.5(a)     Stockholders' Agreement
Exhibit 4.1(a)     Series B Preferred Stock
Exhibit 4.1(c)     Common Stock Equivalents
Exhibit 4.5        Escrow Agreement
Exhibit 8.3.6(a)   Form of Registration Rights Agreement (Affiliates)
Exhibit 8.3.6(b)   Form of Registration Rights Agreement (Conversion Shares)
Exhibit 12.19      Transfers of Metrocall Series B Preferred Shares

                 AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 30, 1997, by and among PAGE AMERICA GROUP, INC., a New York corporation, PAGE AMERICA OF NEW YORK, INC., a New York corporation, PAGE AMERICA OF ILLINOIS, INC., an Illinois corporation, PAGE AMERICA COMMUNICATIONS OF INDIANA, INC., an Indiana corporation, PAGE AMERICA OF PENNSYLVANIA, INC., a Pennsylvania corporation (collectively the "Sellers" and individually a "Seller"), and METROCALL, INC., a Delaware corporation (the "Buyer").

                                  WITNESSETH:

     Page America Group, Inc. (the "Parent") owns all of the issued and outstanding shares of stock of each of the other Sellers. Sellers are engaged in the radio paging business. Buyer wishes to purchase, and Sellers wish to sell, substantially all of Sellers' assets and properties as hereinafter described relating to the Sellers' Business.

     The Buyer and the Sellers entered into a certain Asset Purchase agreement dated as of April 22, 1996 (the "Initial Agreement"). Buyer and Sellers have agreed to amend the Initial Agreement in certain respects including, inter alia, the Seller's agreement to reduce the cash portion of the purchase price and in lieu thereof to acquire equity securities of the Buyer as part of the consideration for the Seller's assets. Buyers and Sellers desire to amend and restate their agreement as set forth herein.

     In order to satisfy a condition to the Buyer entering into this Agreement and incurring the obligations set forth herein, certain stockholders of Parent have entered into a Stockholders' Agreement (the "Stockholders' Agreement") with the Buyer and the Parent pursuant to which such stockholders have agreed to vote their shares of Parent stock (the "Shares") and grant the Buyer irrevocable proxies with respect to the voting of the Shares in favor of the transactions contemplated by this Agreement, and to grant the Buyer an option to purchase the Shares.

     In consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and intending to be legally bound, the Sellers and the Buyer hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1 Accounting Terms. Accounting terms used herein and not otherwise defined shall be construed in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

     1.2 Affiliate means, as to a Seller, any entity that is controlled by, under common control with, or controlling the Seller.

     1.3 Acquisition Proposal has the meaning given that term in Section 6.9 hereof.

     1.4  Assets means the Assets as such term is defined in Article 2 hereof.

     1.5 Assignment Applications means the applications to be jointly prepared by the Sellers and the Buyer and filed with the FCC and/or any PUC requesting its written consent to the assignment or transfer of control of the Licenses from the Sellers to the Buyer.

     1.6 Closing means the consummation of the sale and purchase of the Assets in accordance herewith by the assignment and conveyance thereof by the Sellers to the Buyer, and the payment by the Buyer to the Sellers of the portion of the Purchase Price to be paid at the Closing.

     1.7 Closing Date means the date and time on which the Closing occurs, as provided by Section 3.1.

     1.8 Confidential Information means all data and information which the Sellers and their agents and representatives make available to the Buyer, its agents, or representatives in accordance with this Agreement prior to Closing and which: (a) is not information which is a matter of public knowledge or which has heretofore been or is hereafter made available, without any requirement of confidentiality, with the Sellers' consent to third parties other than the Buyer, its agents, or representatives, or filed as public information with any governmental authority other than as a result of a breach of the covenant set forth in Section 6.5 hereof; and (b) is proprietary information relating to the Sellers' Business or the Transaction.

     1.9  DOJ means the United States Department of Justice.

     1.10 Environmental Laws. Environmental laws shall mean the Resource Conservation and Recovery Act of 1976, U.S.C. sec.sec. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. sec.sec. 9601-9657, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. sec.sec. 1801-1812, the Toxic Substances Control Act, the Clean Air Act, 42 U.S.C. sec.sec. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. sec.sec. 136 et seq., the Clean Water Act, 33 U.S.C. sec.sec. 1251 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sec.sec. et seq., and any substantially similar state or local environmental laws.

     1.11 Excluded Assets has the meaning given that term in Section 2.2 hereof.

     1.12  FCC means the Federal Communications Commission.

     1.13 Final Order means an action by the FCC or any PUC asserting authority over this transaction granting its consent and approval to the assignment or transfer of control of the Licenses or the Transaction that has not been reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no action, request for stay, petition for review or rehearing, reconsideration or appeal is pending, and as to which the time for filing any request, petition, or appeal has expired and the time for agency action to set aside its consent on its own motion has expired.

     1.14  Financial Statements has the meaning given that term in Section
5.1.10 of this Agreement.

     1.15  FTC means the Federal Trade Commission.

     1.16 Hazardous Substance means any pollutant, contaminant, chemical, industrial, toxic, hazardous, or noxious substances or waste which is regulated by any governmental authority under any Environmental Law.

     1.17 Liabilities means all debts, claims, liabilities, obligations, damages, and expenses of the Sellers of every kind and nature, whether known, unknown, contingent, absolute, determined, indeterminable, or otherwise.

     1.18 Licenses means and includes with respect to the Sellers' Business all licenses, permits, franchises and authorizations issued by the FCC and/or any PUC, and/or other relevant government agencies (including pending applications for any of the foregoing), for the construction or operation of the Sellers' Business, including all renewals and extensions thereof and all additional licenses, permits, franchises, and authorizations obtained or applied for by the Sellers from the date of this Agreement to the Closing Date.

     1.19 Lien means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind.

     1.20 Material Adverse Effect or Material Adverse Change means any change or effect that is, or is reasonably likely to be, materially adverse to the business, financial condition, assets, liabilities or results of operations of the Sellers' Business, other than a change in national economic conditions or which affects the paging industry generally.

     1.21 Person means an individual, corporation, association, partnership, joint venture, joint stock company, trust, estate, limited liability company, limited liability partnership, governmental entity, or other entity or organization.

     1.22 Pro Forma Service Revenue means for any calendar month, the Sellers' total paging operations service revenue to the extent that such revenue has been derived in the ordinary course of business consistent with Sellers' past business practices, consisting of (a) service revenue, (b) service revenue-agents and (c) other revenue for such period, each such item to be determined consistently with such items shown on the Financial Statements for the fiscal year ended December 31, 1995.

     1.23 Pro Forma Service Revenue Threshold means, for any month, Pro Forma Service Revenue equal to (a) $1,567,233 minus (b) $100,000 times the number of months elapsed from and including January 1997 through the calendar month immediately prior to the date of determination.

     1.24 PUC means a Public Utilities Commission, or any substantially similar state regulatory agency of any state which exercises jurisdiction over the Sellers or the Sellers' Business.

     1.25 Real Property means all Assets consisting of interests in real property, including, without limitation, appurtenances, improvements, and fixtures located on such real property, leasehold interests therein and any other interests in real property.

     1.26 Sellers' Business means the radio paging and related businesses of the Sellers, the principal places of business of which are in the New York City and Chicago metropolitan areas, and the branch offices as set forth in Schedule 1.26, attached hereto.

     1.27 Subscribers means units in service for which Sellers receive or charge a monthly or recurring fee and for which service has not been permanently terminated by Sellers. The term Subscriber shall exclude units in service permanently terminated by Sellers for non-payment, those for which a notice of cancellation has been received by the Sellers from a customer and those units in service with a delinquent balance (not in reasonable dispute) for services previously rendered which balance is more than one hundred and twenty (120) days past due.

     1.28 To a Sellers' Knowledge or To the Knowledge of the Sellers with respect to a fact or matter shall mean knowledge of any executive officer of any of the Sellers. For such purposes, such persons shall be conclusively deemed to have knowledge of any fact or matter that would have or should have come to the attention of such persons in the course of discharging their duties in a reasonable and prudent manner consistent with sound business practice.

     1.29 Transaction means the assignment of the Licenses and the sale of the Assets subject to the obligations and conditions set forth herein.

     1.30  Working Capital Deficit shall mean, as of a date, the amount by which
(i) consolidated current assets of Sellers (including accounts receivable net of reserves for uncollectible accounts) excluding (A) cash and cash equivalents of the Sellers and (B) any escrowed monies from the July 28, 1995 asset sale to Paging Network of Florida, Inc., is less than (ii) the consolidated current liabilities (excluding indebtedness for borrowed money described on Schedule 1.30, but including all amounts necessary to satisfy those Liens listed in the attachment to Schedule 5.1.5 in full) of the Sellers. Any liabilities included in the calculation of the Working Capital Deficit shall be deemed Assumed Liabilities.

                                   ARTICLE 2

                          PURCHASE AND SALE OF ASSETS

     2.1  Conveyance of Assets.

     In exchange for the consideration specified herein and upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Buyer will purchase from the Sellers and the Sellers will sell, convey, transfer, assign, and deliver up to the Buyer all of Sellers' right, title and interest in all assets, properties and rights of the Sellers, of every type and description, real, personal and mixed, tangible and intangible, known or unknown, fixed or not fixed, choate or inchoate, accrued, absolute, contingent or otherwise, wherever located and whether or not reflected on the books and records of the Sellers, and used or held for use in connection with the Sellers' Business at any time prior to the date hereof, together with additional assets acquired in the ordinary course of business from the date hereof to the Closing Date (all such assets, properties and rights are hereinafter collectively referred to as the "Assets"). A list of such Assets having a value in excess of $1,000 is attached hereto as Schedule
2.1 and includes, without limitation: (a) all capitalized equipment and other fixed assets used in the Sellers' Business; (b) the corporate logos, trade names, trademarks, copyrights, customer lists and goodwill of the Sellers and any other intellectual property owned by or licensed to the Sellers; (c) the Licenses; (d) all accounts receivable of the Sellers; (e) contract rights; (f) all items of inventory and supplies owned by the Sellers; (g) the Real Property; and (h) books and records (whether in hard copy or computerized) kept in the ordinary course and reasonably necessary for the continued conduct of the Sellers' Business, other than minute books and similar official corporate records.

     2.2  Excluded Assets.

     Notwithstanding Section 2.1 above, the Sellers are not selling, transferring, or conveying to the Buyer any of the following, all of which are hereinafter referred to as "Excluded Assets":

          (a) cash and cash equivalents;

          (b) assets related to employee benefit plans;

          (c) accounting books and records;

          (d) the Purchase Price payable pursuant to this Agreement;

          (e) the rights of the Sellers under this Agreement;

          (f) stock, minute books and corporate seals of the Sellers; and

          (g) assets relating to Sellers' former paging operations in California and Florida, including, but not limited to, real property owned in Florida and amounts due to Sellers in connection with the sale of the California and Florida paging operations.

     2.3  Liabilities.

     On and after the Closing Date, the Buyer shall assume only those Liabilities of Sellers incurred in the ordinary course of business, relating to contracts assumed by Buyer, those Liabilities set forth in Schedule 2.3 attached hereto and any other Liabilities included in the calculation of the Working Capital Deficit (the "Assumed Liabilities").

     2.4  Excluded Liabilities.

     Except for the Assumed Liabilities specifically set forth in Section 2.3, the Buyer shall not be required to assume, pay, fulfill, perform or otherwise discharge any liabilities or obligations of the Sellers. Without limiting the generality of the foregoing and except for the Assumed Liabilities, the Buyer shall not assume or be liable for and the Sellers shall indemnify the Buyer against and hold the Buyer harmless from any of the following liabilities or obligations (herein referred to as "Excluded Liabilities"):

          (a) any of the Sellers' liabilities or obligations under this Agreement and the other agreements with the Buyer contemplated hereby (it is understood that this Section 2.4(a) is not intended to expand or alter the parties' respective rights under such other agreements.);

          (b) any of the Sellers' liabilities or obligations for expenses or fees incident to or arising out of the negotiation, preparation, approval, or authorization of this Agreement or the Initial Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including without limitation, brokers', attorneys' and accountants' fees;

          (c) any liability or obligation of the Sellers, at any time, prior to the Closing, with respect to federal, state, local or foreign taxes; and any liability for interest, penalties or additions to any of such taxes (except prorated taxes);

          (d) any liabilities or obligations in connection with any facilities formerly used by the Sellers' Business which are not included in the Assets;

          (e) any obligations or liabilities which relate to any group health plan, bonus, retirement, retiree, disability, pension, profit sharing, stock bonus, thrift, severance, incentive, deferred or other compensation, welfare benefit, or other plan, program or arrangement with respect to any employee, former employee or beneficiary of such employee or former employee, of the Sellers or any person that, together with the Sellers, would be treated as a single employer under Section 414 of the Internal Revenue Code;

          (f) any liability or obligation of the Sellers which relates to the Excluded Assets;

          (g) any liability or obligation arising out of the operation of the Sellers' Business before Closing, including, but not limited to, any fine, forfeiture or other penalty imposed by the FCC for any non-compliance by the Sellers with the terms of the Licenses or with any FCC rule or regulation and all items listed on Schedule 5.1.16;

          (h) all costs and damages arising out of the litigation described on
     Schedule 5.1.7;

          (i) any liability or obligation relating to the any and all Liens resulting from the NEC America Leasing contract (Sellers shall satisfy any and all such Liens in full and obtain a release thereof either prior to or at Closing); and

          (j) any other liability or obligation of the Sellers not specifically assumed by the Buyer under Section 2.3 hereof.

     2.5  Parent and Stockholder Action.

     (a) The Parent, certain stockholders of the Parent and the Buyer have entered into the Stockholders' Agreement set forth as Exhibit 2.5(a).

     (b) The Parent hereby represents and warrants that the Board of Directors of the Parent, at a meeting duly called and held, has, with the affirmative vote of at least 66 2/3% of the members of the Board of Directors of the Parent, (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the stockholders of the Sellers, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend that the stockholders of the Parent approve and adopt this Agreement.

     (c) The Parent shall, promptly after the date of this Agreement, take all action necessary in accordance with New York Law, Federal law and the Parent's Certificate of Incorporation and By-Laws to convene a meeting of the Parent's stockholders to approve and adopt this Agreement. The Parent shall use its reasonable efforts to solicit from stockholders of the Parent proxies in favor of the approval and adoption of this Agreement.

     (d) The Parent has received the oral opinion of Daniels & Associates (the "Seller's Financial Advisor"), to the effect that the consideration to be received by the Sellers pursuant to this Agreement is fair to the Sellers from a financial point of view (the "Fairness Opinion"). The Parent will deliver to the Buyer a copy of the written Fairness Opinion to be delivered by the Seller's Financial Advisor in connection with the stockholders meeting referred to in
Section 2.5(c) above.

     2.6  Proxy Statement and Registration Statement.

     (a) The information with respect to the Sellers and their officers and directors (i) to be contained in the definitive Proxy Statement to be furnished to the stockholders of the Parent and which will form a part of the Buyer's Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission and will constitute a prospectus of the Buyer with respect to the Metrocall Common Stock, CSEs and Metrocall Series B Preferred Shares to be issued to the Sellers (the "Proxy Statement"), or (ii) to be contained in the Registration Statement will not, on the respective dates on which



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

(x) the Proxy Statement is first mailed to stockholders of the Parent or on the date of the stockholders' meeting referred to in Section 2.5 (in the case of the Proxy Statement), (y) the Registration Statement becomes effective (in the case of the Registration Statement), and (z) in the case of the Proxy Statement and the Registration Statement, as such Proxy Statement or Registration Statement is then amended or supplemented, at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement or any post-effective amendment thereto shall become effective and when the Proxy Statement or any amendment or supplement thereto shall be mailed, and at the time of the meeting and at the Closing Date, the Proxy Statement will comply as to form with all applicable laws including the provisions of the Securities Act of 1933, as amended ("Securities Act") and the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations promulgated thereunder. If at any time prior to the Closing Date any event with respect to the Sellers, their officers and directors should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Sellers shall promptly so inform the Buyer and such event shall be so described in an amendment or supplement to the Proxy Statement and such information in such amendment or supplement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The information with respect to the Buyer and its officers and directors and its Subsidiaries (i) to be contained in the definitive Proxy Statement to be furnished to the stockholders of the Parent and which will form a part of the Registration Statement to be filed with the Securities and Exchange Commission and will constitute a prospectus of the Buyer with respect to the Metrocall Common Stock, CSEs and Metrocall Series B Preferred Shares to be issued to the Sellers or (ii) to be contained in the Registration Statement will not, on the respective dates on which (x) the Proxy Statement is first mailed to stockholders of the Parent or on the date of the stockholders' meeting referred to in Section 2.5 (in the case of the Proxy Statement), (y) the Registration Statement becomes effective (in the case of the Registration Statement), and (z) in the case of the Proxy Statement and the Registration Statement, as such Proxy Statement or Registration Statement is then amended or supplemented at the Closing Date, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Proxy Statement or any amendment or supplement thereto shall be mailed, and at the time of the meeting and the Closing Date, the Registration Statement and the Proxy Statement will comply as to form with the provisions of all applicable law, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Closing Date any event with respect to the Buyer or its officers and directors should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Buyer shall promptly so inform the Sellers and such event shall be so described in an amendment or supplement to the Proxy Statement or the Registration Statement, and such information in such amendment or supplement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3

                                    CLOSING

     3.1  Determination of Closing Date.

     Subject to the satisfaction or waiver of the conditions set forth in
Article 8, the date of the Closing (the "Closing Date") shall occur on the first day of the first calendar month after the later to occur of: (a) the consents of the FCC and any required PUC to the Assignment Applications becoming Final Orders, or (b) if applicable, the expiration of the waiting period pertaining to the purchase of the Assets under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Antitrust Improvements Act"); provided that if either of the foregoing occurs on or after the twenty-fifth (25th) day of a calendar month and it is not possible to close on the first day of the next calendar month, then the Closing shall be held as soon as practicable after the end of such calendar month with an effective date as of the first day of the next calendar month. In no event shall the Closing Date occur later than July 1, 1997. The parties may mutually agree to waive the requirement that any FCC or PUC consent shall have become a Final Order. If Closing does not occur on or before July 1, 1997, this Agreement shall be terminable in accordance with the provisions set forth in Article 9 hereof.

     3.2  Time and Place of Closing.

     The Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W. Washington, D.C. 20037 at 10:00 a.m. on the Closing Date or at such other place agreed to by the Sellers and the Buyer. The physical presence of any party or their representatives shall not be a required condition of the Closing if such party has performed all acts and delivered to an escrow agent all items and documents necessary for the Closing, together with written instructions of the party which permit such escrow agent to complete the obligations of the party in connection with the Closing.

     3.3  Closing Documents.

     The Sellers shall sell the Assets by delivering to the Buyer at the Closing appropriately executed assignments, bills of sale, endorsements, releases, termination statements, consents and other documents and instruments of transfer necessary to transfer to the Buyer good and marketable title to the Assets, except as set forth in Schedule 5.1.11, free and clear of all Excluded Liabilities (the "Closing Documents"). Likewise, the Buyer shall purchase the Assets by delivery to the Sellers at the place and time of Closing, payments as provided herein, and all other documents necessary to carry out the Buyer's obligations hereunder including the assumption of the Assumed Liabilities as provided herein.

                                   ARTICLE 4

                       PURCHASE PRICE, METHOD OF PAYMENT,
                          ALLOCATION OF PURCHASE PRICE

     4.1  Purchase Price for Assets.

     (a) Subject to and upon the conditions set forth herein, the Buyer shall pay to the Sellers (i) cash consideration in the amount of Twenty-Five Million Dollars ($25,000,000) (the "Cash Consideration"); (ii) 1,500 shares of Series B Junior Convertible Preferred Stock of the Buyer ("Metrocall Series B Preferred Shares"), the terms of which are set forth in the Certificate of Designation, Number, Powers, Preferences and Relative, Participating and Other Rights of Series B Junior Convertible Preferred Stock (the "Certificate of Designation") attached as Exhibit 4.1(a) hereto; (iii) 830,333 shares of the Buyer's common stock ("Metrocall Common Stock") and (iv) the number of Shares of Metrocall Common Stock (or Common Stock Equivalents, as defined below) having a Share Value (as defined below) equal to Fifteen Million Dollars ($15,000,000) as adjusted as specified in Section 4.4(a); provided, that in the event the total number of shares of Metrocall Common Stock issued or issuable upon conversion of Common Stock Equivalents issued pursuant to this item (iv) exceeds 4,000,000, then the Buyer shall pay pursuant to this item (iv) 4,000,000 shares of Metrocall Common Stock (or Common Stock Equivalents) plus that number of Metrocall Series B Preferred Shares having a Stated Value (as defined in the Certificate of Designation) equal to the difference between $15,000,000 as adjusted as specified in Section 4.4(a) and the aggregate Share Value of 4,000,000 Metrocall Common Stock or Common Stock Equivalents (items (i), (ii),
(iii) and (iv) collectively the "Purchase Price").

     (b) The Purchase Price shall be payable as follows:

          (i) At the Closing, the Buyer shall pay the Cash Consideration by wire transfer of immediately available funds to an account designated by Parent;

          (ii) At the Closing, that portion of the Purchase Price represented by the number of shares of Metrocall Common Stock, or Common Stock Equivalents, having a Share Value of Four Million Dollars ($4,000,000) shall be placed in escrow as provided by the Escrow Agreement (as defined in Section 4.5);

          (iii) At the Closing, the Buyer will issue to Sellers the Metrocall Series B Preferred Shares and all shares of Metrocall Common Stock or Common Stock Equivalents that are not placed in escrow pursuant to Section 4.1(b)(ii). The portion of the Purchase Price payable in Metrocall Common Stock or Common Stock Equivalents shall be subject to such further adjustments as are specified in Sections 4.3 and 4.4.

          (iv) Notwithstanding the foregoing, the Buyer will have the option to pay cash at Closing in lieu of some or all of the Purchase Price specified in Sections 4.1(a)(ii), (iii) or (iv). The Buyer may substitute cash for Metrocall Series B Preferred Shares, at a rate equal to the Stated Value of such shares, and for Metrocall Common Stock, and/or Common Stock Equivalents at a rate equal to the Share Value.

     (c) In the event that at the Closing Date the number of shares of Metrocall Common Stock authorized under the Buyer's Certificate of Incorporation and unissued or not reserved for other purposes ("Available Shares") is less than the number of shares of Metrocall Common Stock determined pursuant to Section 4.1(a)(iv), then the Buyer shall issue that number of fractional shares of a series of preferred stock having the terms described in Exhibit 4.1(c) ("Common Stock Equivalents") equal to the excess of the number of shares of Metrocall Common Stock determined pursuant to Section 4.1(a)(iv) over the number of Available Shares. For purposes of the Purchase Price, the Share Value of each Common Stock Equivalent shall be equal to the Share Value of a share of Metrocall Common Stock.

     (d) For purposes of this Agreement,

          (i) the term "Share Value" shall mean the average of the Closing Prices of Metrocall Common Stock for the 10 Trading Days prior to the Closing Date.

          (ii) the term "Closing Price," on any Trading Day, shall mean the last reported sale price, or in case no such sale takes place on such day, the average of the closing bid and asked prices, for Metrocall Common Stock.

          (iii) the term "Trading Day" shall mean (A) a day on which Metrocall Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (B) if Metrocall Common Stock is not listed on any stock exchange, a day on which Metrocall Common Stock is traded in the over-the-counter market, as reported by the Nasdaq National Market System, or (C) if Metrocall Common Stock is not listed on any stock exchange or traded on the Nasdaq National Market System, a day on which Metrocall Common Stock is traded in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

     4.2  Post-Closing Allocation of the Purchase Price.

     Buyer shall prepare, and Buyer and Sellers shall agree to, the allocation of the Purchase Price among the Assets to be purchased hereunder in accordance with the procedures set forth in Schedule 4.2 hereof, which schedule shall be prepared and approved by Buyer and Sellers prior to the Closing Date. Such allocations shall be finalized as of the Closing Date subject to adjustment to take account of any post-closing Purchase Price adjustments. Each of Buyer and Sellers shall (a) be bound by such allocations for purposes of determining any taxes, (b) prepare and file its tax returns on a basis consistent with such allocations, and (c) shall take no position inconsistent with such allocations, in any proceeding before any taxing authority or otherwise. In the event such allocations are disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto of such dispute and any resolution thereof.

     4.3  Adjustments to the Purchase Price.

     (a) The Purchase Price shall be subject to adjustment as follows:

          (i) The Purchase Price shall be decreased by the amount, if any, by which the Working Capital Deficit exceeds $2,347,165 as of the Closing Date and shall be increased by the amount, if any, by which the Working Capital Deficit is less than $2,347,165 as of the Closing Date (the "Working Capital Adjustment").

          (ii) The Purchase Price shall be decreased by an amount equal to the product of (A) the shortfall (if any) between (1) Pro Forma Service Revenue for the month immediately prior to the Closing Date and (2) the Pro Forma Service Revenue Threshold for the month immediately prior to the Closing Date, and (B) 35.16 (the "Operating Adjustment").

     (b) Not less than five (5) days prior to the Closing Date, the Sellers shall prepare and deliver to the Buyer the following documents, certified by Parent's chief financial officer: (i) an unaudited consolidated balance sheet of the Sellers (the "Preliminary Closing Balance Sheet") as of the last day of the calendar month ended not more than thirty-one (31) days prior to the Closing Date (the "Preliminary Adjustment Date"); (ii) a calculation of the Working Capital Adjustment as of such date (the "Preliminary Working Capital Adjustment"); (iii) unaudited consolidated statements of operations for the month ended on the Preliminary Adjustment Date (the "Preliminary Closing Operating Statements"), which shall include statements of the Pro Forma Service Revenue as of such date (the "Preliminary Pro Forma Service Revenue"); and (iv) a calculation of the Operating Adjustment, if any, that would be required under
Section 4.3(a)(ii) if the Preliminary Pro Forma Service Revenue were the Pro Forma Service Revenue for the month ended immediately prior to the Closing Date (the "Preliminary Operating Adjustment").

     (c) Within sixty (60) days after the Closing Date, the Sellers shall prepare and deliver to the Buyer the following documents, certified by Parent's chief financial officer: (i) an unaudited consolidated balance sheet of the Sellers (the "Closing Balance Sheet") as of the last day of the calendar month ended immediately prior to the Closing Date (the "Final Adjustment Date"); (ii) a calculation of the Working Capital Adjustment as of such date (the "Final Working Capital Adjustment"); (iii) unaudited consolidated statements of operations for the month ended on the Final Adjustment Date (the "Closing Operating Statements"), which shall include statements of the Pro Forma Service Revenue as of such date (the "Final Pro Forma Service Revenue") and (iv) a calculation of the Operating Adjustment under Section 4.3(a)(ii) based on the Closing Operating Statements (the "Final Operating Adjustment").

     (d) The Preliminary Balance Sheet, the Closing Balance Sheet, the Preliminary Operating Statements, and the Closing Operating Statements shall be prepared in accordance with the books and records of the Sellers, and shall be prepared on a basis consistent with the Audited Financial Statements, including GAAP, consistently applied, except for variations identified in Schedule 5.1.10.

     (e)(i) The Closing Operating Statements shall be final and binding on the parties unless the Buyer objects, by giving written notice within 45 days after the Buyer's receipt of the Closing Operating Statements, to any items in the Closing Operating Statements or the computation of the Final Pro Forma Service Revenue or the calculation of the Final Operating Adjustment. The Closing Balance Sheet shall be final and binding on the parties unless Buyer objects, by giving written notice within 45 days after the Buyer's receipt of the Closing Balance Sheet, to any items in the Closing Balance Sheet or the calculation of the Final Working Capital Adjustment. Prior to the expiration of such 45 day period, the Buyer shall have the right to cause its accountants to conduct procedures specified by the Buyer with respect to the accounts and records of the Sellers in order to verify the Sellers' calculations.

     (ii) In the event of a dispute, Buyer and Sellers will use their reasonable efforts to resolve any such dispute. If Buyer and Sellers do not resolve any such dispute within 30 days after receipt by Sellers of Buyer's written notice of dispute, the Buyer and Sellers shall, within five (5) business days, submit any such unresolved dispute to the Washington, D.C. office of a mutually acceptable big six accounting firm (the "Accountant") which firm shall, within thirty (30) days of such submission, resolve such remaining dispute and such resolution shall be binding and conclusive upon the parties. The fees and expenses of the Accountant shall be shared equally by Buyer and Sellers. If issues in dispute are submitted to the Accountant for resolution, each party will furnish to the Accountant such work papers and other documents and information relating to the disputed issues as the Accountant may request and are available to that party, and each party will be afforded the opportunity to present to the Accountant any material relating to the determination and to discuss the determination with the Accountant.

     4.4  Payment of Post-Closing Purchase Price Adjustments.

     (a) At Closing, the portion of the Purchase Price payable in Metrocall Common Stock or Common Stock Equivalents (as valued by the Share Value) to the Sellers pursuant to Section 4.1(a)(iv) will be increased or reduced by the amount of the Preliminary Working Capital Adjustment and will be reduced by the amount, if any, of the Preliminary Operating Adjustment. The net amount of such adjustments is referred to herein as the "Preliminary Purchase Price Adjustment"

     (b) After the final determination of the Final Working Capital Adjustment and the Final Operating Adjustment pursuant to Section 4.3(e)(ii), the difference, if any, between the net amount of such adjustments (the "Final Purchase Price Adjustment") and the Preliminary Purchase Price Adjustment shall be paid by party owing such amount to the other by the fifth day following such final determination. Payment shall be made by wire transfer of immediately available funds and shall be accompanied by accrued interest from the Closing Date to the date of payment at an annual rate equal to the Prime Rate. The term "Prime Rate" means the rate published in the "Money Rates" column of The Wall Street Journal as a guide to the Prime Rate, which is currently defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks. If a range is published, the average rate shall be the Prime Rate. The Prime Rate will increase or decrease each time and as of the date the Prime Rate changes.

     4.5  Escrow Agreement.

     At the Closing, the Sellers and the Buyer shall enter into the Escrow Agreement in the form set forth as Exhibit 4.5 (the "Escrow Agreement").

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     5.1  Representations and Warranties of the Sellers.

     As of the date of the Initial Agreement and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), the Sellers jointly and severally represent and warrant to the Buyer as follows:

     5.1.1 Qualification of the Sellers. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation. Each of the Sellers has all requisite corporate power and authority to own and operate the Sellers' Business as it currently is being conducted, to own and lease the properties and assets owned or leased by it and to enter into this Agreement and perform the obligations hereunder. Each of the Sellers is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be qualified would not have a Material Adverse Effect.

     5.1.2 Authorization and Validity of Agreement. The execution, delivery and performance by the Sellers of this Agreement, the Closing Documents, and the other agreements, certificates, documents, and instruments contemplated hereby or referred to herein and the consummation by it of the Transaction contemplated hereby have been duly authorized by all necessary corporate action of the Sellers, subject to approval by Sellers' stockholders as required under New York law. This Agreement has been duly executed and delivered by each of the Sellers and, assuming the due authorization, execution, and delivery hereof by the Buyer, is a legal, valid and binding obligation of each of the Sellers, enforceable against each Seller, in accordance with its terms, except as and to the extent such enforceability may be subject to bankruptcy or similar laws affecting creditors rights.

     5.1.3 No Violation of Law; No Approvals or Notices Required; No Conflict with Instruments to which the Sellers are Party. Each of the Sellers is currently in compliance in all material respects with all laws, rules, regulations, ordinances, decrees, judgments, and orders (collectively, "Laws") applicable to the operation of its Business and the ownership of its assets, except where noncompliance would not have a Material Adverse Effect. Except as disclosed on Schedule 5.1.3, the execution, delivery and performance by the Sellers of this Agreement and the consummation by them of the Transaction contemplated hereby: (i) will not violate (with or without the giving of notice or lapse of time or both) any Law applicable to the Sellers or the Sellers' Business; (ii) will not be in conflict with, or result in the breach of, or constitute a default under, or cause acceleration of the maturity of amounts outstanding or other obligations pursuant to, or require the consent of or give rise to any rights of first refusal of any third party under, any agreement or other instrument to which any Seller is a party or by which such Seller's properties or business is bound or affected; (iii) will not require any consent or approval of, or filing or notice to, any governmental or regulatory authority under any Law applicable to the Sellers or the Sellers' Business, except for (a) the Assignment Applications, (b) filing under the Antitrust Improvements Act,
(c) any consent, approval, filing or notice that would not, if not given or made, individually or in the aggregate, have a Material Adverse Effect and (d) filings required pursuant to the Exchange Act; (iv) will not result in the creation of any Liens except Permitted Liens (as such term is defined in Section 5.1.5) upon any of the Assets, which Liens, in the aggregate with all other such Liens so created, would have a Material Adverse Effect; and (v) will not violate any provision of the charter or bylaws of any Seller.

     5.1.4  Licenses, Compliance with Law.

     (a) The Sellers are the holders of the Licenses listed in Schedule 5.1.4(a). The Licenses so listed constitute all of the Licenses issued or required by the FCC, any PUC, and all material Licenses and other authorizations issued by any other governmental agency that are required for and/or used in the operation of the Sellers' Business as currently operated. Each of the Licenses is in full force and effect and, except as disclosed in Schedule 5.1.4(a), the Sellers are in compliance in all material respects with the terms and requirements thereof and all FCC, PUC and other governmental regulations pertaining thereto. There is not pending or, to the Sellers' knowledge, threatened, any action, investigation, complaint or other proceeding by or before the FCC, any PUC or any other governmental agency to revoke, cancel, suspend, modify or refuse to renew, or otherwise relating to, any of the Licenses (except such actions, investigations, complaints, or other proceedings which relate to the paging industry generally and do not relate to any specific License). There is not issued, pending or, to the Sellers' knowledge, threatened, any notice of violation or complaint by the FCC, any PUC or any other governmental agency against the Sellers with respect to the Sellers' Business or the Transaction contemplated hereby.

     (b) Accurate and complete copies of all of the Licenses will be delivered to the Buyer within five (5) business days after the execution of this Agreement. Accurate and complete copies of all of the Licenses granted by the FCC and any PUC after the date hereof and prior to Closing, will be delivered to the Buyer by the Sellers prior to the Closing Date. All of the Licenses previously delivered to the Buyer contain and, upon delivery to the Buyer as provided above, the Licenses granted by the FCC and any PUC after the date hereof and prior to Closing will contain no defect which would cause a Material Adverse Effect. However, Sellers acknowledge that the Licenses most recently issued by the FCC contain some inaccuracies. Seller shall promptly file with the FCC requests for the correction of the Licenses, and shall use their best effort to obtain corrected Licenses prior to Closing. Upon filing of such requests with the FCC, Sellers shall provide date-stamped copies of same to Buyer.

     (c) The Sellers have complied with, and are in compliance with, all federal, state, county, and local laws, regulations, and orders that are applicable to the Sellers' Business, including, but not limited to, the rules and regulations of the FCC, the FAA, and the states and municipalities in which the Sellers' Business is located, and has timely filed with the proper authorities all statements and reports required by the laws, regulations, and orders to which the Sellers and the Sellers' Business are subject, except where noncompliance would not have a Material Adverse Effect.

     5.1.5  Title to Properties, Liens and Encumbrances.  Except as disclosed on
Schedule 5.1.11, the Sellers are the true and lawful owner of the Assets, have good and marketable title to the Real Property interests described in Schedule
2.1 (for those properties which, as indicated on Schedule 2.1, are owned by the Sellers), hold by valid and subsisting lease or license those Real Property interests described on Schedule 5.1.11 that are not indicated on such Schedule to be owned by Sellers, have good and marketable title to all of the other Assets (subject, with respect to the Licenses, to procuring the consent of the FCC and, if applicable, any PUC to the transfer or assignment of such Licenses as described in clause (iii)(a) of Section 5.1.3) in each case, free and clear of any Lien other than (a) Liens for taxes not yet delinquent, (b) Liens set forth in Schedule 5.1.5, (c) purchase money security interests securing liabilities that will be Assumed Liabilities after the Closing, and (d) Liens and defects in title that are not, in the aggregate, material to the Sellers' Business (the Liens identified in clauses (a), (c) and (d) above being herein referred to as "Permitted Liens"). Subject to obtaining the approval of the stockholders of the Sellers and the necessary consents described on Schedule 5.1.3, the Sellers have all necessary power and authority to sell the Assets to the Buyer free and clear of all Liens other than the Permitted Liens. Upon delivery to the Buyer of the Closing Documents, on the Closing Date, the Sellers will transfer good title to the Assets free and clear of any Liens, equities, covenants, and restrictions other than Permitted Liens which have been disclosed to the Buyer.

     5.1.6 Taxes. With respect to the sales, excise or use taxes, property taxes, income taxes, state and federal income tax withholding, social security, and unemployment compensation taxes and all other taxes relating to the operation of the Sellers' Business prior to Closing, the Sellers have filed, or shall have filed, on or before the Closing Date, proper and timely tax returns with respect thereto except only for such returns as shall be final returns for the last tax period for each such tax, which returns shall be filed by the Sellers on or before their respective due dates, as extended. All taxes, fees, and assessments of whatever nature due and payable by the Sellers have been paid, except such amounts (i) as are being contested diligently and in good faith and are not in the aggregate material to the Sellers' Business and (ii) as relate to final returns described in the preceding sentence, which shall be paid by the Sellers. Except as set forth on Schedule 5.1.6, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local, or foreign income tax return for any period, and except as set forth on Schedule 5.1.6, there are no tax audits pending.

     5.1.7 Litigation. Except as described in Schedule 5.1.7, there is no litigation, claim, action, suit, proceeding or governmental investigation pending or, to the Sellers' Knowledge, threatened against the Sellers which (i) could reasonably be expected to have, individually or in the aggregate with all such other litigation, claims, actions, suits, proceedings and governmental investigations, a Material Adverse Effect or (ii) seeks to restrain or enjoin the consummation of the Transaction. The Sellers are not in violation of any term of any judgment, decree, injunction or order outstanding against them, which violation could reasonably be expected to have, individually or in the aggregate with all such other violations, a Material Adverse Effect.

     5.1.8 Insurance. The Sellers maintain adequate insurance with respect to the Business, and the Sellers are in compliance with all material requirements and provisions thereof.

     5.1.9 Condition of System. All antennas, pager equipment, facilities and installations that are included in the Assets have in all material respects been constructed, completed and maintained in a proper manner, are in all material respects operable.

     5.1.10 Financial Statements. Attached hereto as Schedule 5.1.10 are true and complete copies of the audited consolidated balance sheets of the Sellers as at December 31, 1994 and 1995 and the related consolidated statements of operations and cash flows for each of the fiscal years in the three fiscal-year period ending December 31, 1995 and the unaudited consolidated balance sheets of the Sellers as at September 30, 1996 and the related consolidated statements of operations and cash flows for the nine-month period ending September 30, 1996 (collectively, including the notes thereto, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of the Sellers and present fairly the financial position and the results of operations and cash flows of the Sellers (subject, in the case of unaudited

Financial Statements, to normal year-end audit adjustments) as of the dates or for the periods set forth therein. The Financial Statements have been prepared in accordance with GAAP, consistently applied, except for the material variations set forth on Schedule 5.1.10. From the date of execution of this Agreement until the Closing, Sellers shall provide Buyer no later than thirty
(30) business days after the first day of each calendar month, an unaudited consolidated balance sheet of the Sellers as of the last day of the preceding calendar month, and unaudited consolidated statements of operations for the period ended on such date. Sellers shall also provide Buyer with copies of all quarterly financial statements filed by Parent with the Securities and Exchange Commission.

     5.1.11 Interests in Real Property. Except as set forth on Schedule 5.1.11, the Sellers do not have fee simple title to any Real Property. Schedule
5.1.11 attached hereto comprises a true and complete list and a brief description of all Real Property leased or otherwise used by the Sellers which is material to the Sellers' Business, including all structures thereon. Except as otherwise disclosed on Schedule 5.1.11, the Sellers have valid leasehold interests in the Real Property leased by the Sellers and, with respect to other Real Property not leased by the Sellers, the Sellers have the right to use all such other Real Property which is material to the Sellers' Business pursuant to the easements, licenses, rights-of-way or other rights described on Schedule
5.1.11. The documents listed on Schedule 5.1.11 by the Sellers (the Sellers' rights to which will be conveyed to the Buyer at the Closing as part of the Assets and which have been made available to the Buyer for review prior to the date hereof) as evidence of each lease of Real Property constitute the entire agreement with the landlord in question. All easements, rights-of-way and other rights appurtenant to, or which are necessary for the Sellers' current (through the Closing Date) use of, any Real Property which is material to the Sellers' Business are valid and in full force and effect, and the Sellers have not received any notice with respect to the termination or breach of any of such rights. Each parcel of Real Property which is material to the Sellers' Business, any improvements constructed thereon and their current use conform in all material respects to (a) all applicable legal requirements, including zoning requirements and the Americans with Disabilities Act, and (b) all restrictive covenants, if any, or other encumbrances affecting all or part of such parcel.

     5.1.12 Interest in Personal Property. Schedule 2.1 contains a true and complete list and brief description of all capitalized inventory, equipment, machinery, and furniture, and other personal property of the Sellers, which comprises in all material respects all personal property presently used by the Sellers in the ordinary course of business, all such personal property is free and clear of title defects, Liens (other than Permitted Liens and those Liens described in Schedule 5.1.5) and objections, of any nature whatsoever, and the Sellers have good and marketable title thereto. The Sellers' interest in all other personal property used in the ordinary course of the Sellers' Business which is material to the Seller's Business will be conveyed to the Buyer when the Buyer takes possession of the Assets upon the Closing. All such inventory, equipment, machinery, furniture and other personal property described in this
Section 5.1.12 are in safe, fully operable condition in all material respects, normal wear and tear excepted.

     5.1.13  Environmental Matters/Representations and Warranties.

     (a) The Sellers' Business has been operated by the Sellers in compliance with all Environmental Laws, except for any noncompliance which would not result individually or in the aggregate in a Material Adverse Effect. Neither the Sellers nor, to the Sellers' knowledge, any third party has generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner materially affecting any Real Property, transported any Hazardous Substances to or from any Real Property in violation of an Environmental Law or discharged any Hazardous Substances from any Real Property into any body of water in violation of an Environmental Law. To the Sellers' knowledge, no release of Hazardous Substances outside the Real Property has entered or threatens to enter the Real Property. To the Sellers' knowledge, no claim or investigation by the United States Environmental Protection Agency or a similar state agency, based on Environmental Laws which relate to any Real Property or any operation on the Real Property, (i) is currently pending against or with respect to the Sellers or (ii) to the Sellers' Knowledge, is threatened.

     (b) To the Sellers' knowledge, (i) no underground storage tanks are currently located on any of the Real Property, (ii) no Real Property has been used since the property was leased by the Sellers as a gasoline service station or any other facility for storing, pumping, dispensing, or producing gasoline or any other petroleum products or waste.

     (c) The Sellers will provide the Buyer with complete and correct copies of
(i) any environmental assessments the Sellers has obtained with respect to any of its paging transmitter sites, (ii) all notices or other materials in the Sellers' possession that were received from any governmental authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of Real Property or activities at the Real Property and (iii) all materials in the Sellers' possession relating to any claims, allegations, or actions by any private third party under any Environmental Law which would materially affect this Agreement.

     5.1.14 Contracts. Schedule 5.1.14 attached hereto describes all material contracts in effect on the date of the Initial Agreement, oral or written, to which any Seller is a party and which (i) relate to a reseller contract involving more than 250 paging units or a direct contract involving more than 50 paging units, (ii) involve the payment of more than $15,000, (iii) have a duration of more than one year after the Closing Date, (iv) are financing documents, or (v) are not for the purchase, sale or license of goods or services in the ordinary course of business consistent with past practice. True and complete copies of all such contracts have been provided to the Buyer. None of the Sellers nor, to the Sellers' knowledge, any other party to any such contract is in material default in the performance of, or is not in compliance with any material provision of any such contract relating to the Sellers' Business. The Sellers have no intention, and no knowledge of any intention by any other party, not to perform its obligations under any such contract.

     5.1.15  Transferability of Contract Rights.  Except as set forth on
Schedule 5.1.15, the Sellers have the right to assign all material leases, accounts receivable, and other contractual rights of the Sellers set forth on Schedules 5.1.11 and 5.1.14. Except as set forth on Schedule 5.1.15, neither the assignment of such rights nor the consummation of the Transaction contemplated by this Agreement would give any party to a contract listed on Schedule 5.1.14 the right to terminate or alter the terms of such contract. The Sellers shall use reasonable efforts to obtain, on or before the Closing Date, the right to assign the items set forth on Schedule 5.1.15.

     5.1.16 Personnel Benefits; Bonuses. Schedule 5.1.16 attached hereto comprises a complete and correct list of: (a) all contractual employment, bonus, welfare benefit (as that term is defined in the Employee Retirement Income Security Act ("ERISA")), percentage compensation, contracts or agreements with directors, officers, shareholders or employees, collective bargaining or consulting agreements, to which any Seller is a party or is subject, (b) the names and current compensation rates and planned increases in compensation for 1996 of all salaried employees of the Sellers who are eligible to become Transferred Employees pursuant to Article 7 hereof, (c) the wage rates for the non-salaried employees of the Sellers by classification, and (d) all group insurance programs in effect for employees of the Sellers. Schedule 5.1.16 sets forth a listing of all bonuses paid to management employees of the Sellers in calendar year 1995 who are eligible to become Transferred Employees hereunder and all bonuses in excess of $1,000 per individual paid to other employees of the Sellers in calendar year 1995 who are eligible to become Transferred Employees hereunder.

     5.1.17  Assets.

     (a) The Assets (as set forth in Section 2.1) include all assets and properties necessary to operate the Sellers' Business in all material respects in the manner it has been operated prior to the date hereof and prior to the Closing Date.

     (b) The Sellers shall deliver to the Buyer, on or before the Closing Date, a true and complete list of the Subscribers and the number and type (digital, alpha, etc.) of pagers in service on the Sellers' system as of the Closing Date. All of such pagers shall be operating pursuant to valid and binding rental and/or service agreements with the Sellers or their agents and representatives.

     5.1.18 Transactions with Affiliates. Except as set forth on Schedule 5.1.18, since January 1, 1993, there have been no transactions, contracts, understanding or agreements ("Affiliated Transactions") of any kind between the Sellers and any Affiliate of the Sellers.

     5.1.19 Absence of Certain Changes or Events. From December 31, 1995 to the date of the Initial Agreement, except as disclosed in the Financial Statements, or as otherwise consented to in writing by the Buyer, the Sellers' Business has been operated only in the ordinary course (except as expressly contemplated by this Agreement), and there has not been any:

          (a) Material Adverse Change;

          (b) sale, assignment or transfer, other than in the ordinary course of business and consistent with past practice, of any of the Assets, which Assets are material individually or in the aggregate to the Sellers;

          (c) acquisition by merger, consolidation with, purchase of substantially all of the assets or capital stock of, or any other acquisition of any material assets or business of, any corporation, partnership, association or other business organization or division thereof;

          (d) change in accounting methods or practices by the Sellers, except as required by GAAP;

          (e) entry into, or termination, amendment or modification of, any contract, agreement, commitment, transaction, License, permit or other instrument (including, without limitation, any borrowing, capital expenditure, capital contribution or capital financing) which is or was material to the Sellers' Business;

          (f) any action taken by any Seller that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in
     Section 6.7; or

          (g) agreement by any Seller to do any of the foregoing.

     5.1.20 Metrocall Stock. It is understood that the shares of Metrocall Common Stock, the Metrocall Series B Preferred Shares, and Common Stock Equivalents, if any, to be delivered to the Sellers pursuant to this Agreement are being registered on Form S-4 prior to the Closing for purposes of the transactions hereunder, pursuant to the Securities Act. Notwithstanding the foregoing, the Sellers are acquiring such Metrocall Common Stock, Metrocall Series B Preferred Shares, and Common Stock Equivalents, if any, hereunder without a present intention of resale or distribution in violation of the Securities Act, and shall not sell or otherwise transfer such shares except when such sale or transfer is made in compliance with the Securities Act and all applicable state laws.

     5.2  Representations and Warranties of the Buyer.

     As of the date of the Initial Agreement and as of the Closing Date (unless another date or period of time for a representation or warranty is specifically stated herein), the Buyer represents and warrants to the Sellers as set forth below:

     5.2.1 Qualification of the Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to own and operate its business as it currently is being conducted, to own and lease the properties and assets owned or leased by it and to enter into this Agreement and perform the obligations hereunder. The Buyer is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

     5.2.2 Authorization and Validity of Agreement. The execution, delivery and performance by the Buyer of this Agreement, the Closing Documents, and the other agreements, certificates, documents, and instruments contemplated hereby or referred to herein and the consummation by it of the Transaction contemplated hereby have been duly authorized by all necessary corporate action of the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution, and delivery hereof by the Sellers, is a legal, valid and binding obligation of the Sellers, enforceable against the Buyer, in accordance with its terms, except as and to the extent such enforceability may be subject to bankruptcy or similar laws affecting creditors rights.

     5.2.3 No Violation of Law; No Approvals or Notices Required; No Conflict with Instruments to which the Buyer is a Party. The Buyer has complied with and is currently in compliance in all material respects with all laws, rules, regulations, ordinances, decrees, judgments, and orders (collectively, "Laws") applicable to the operation of its business and the ownership of its assets. The execution, delivery and performance by the Buyer of this Agreement and the consummation by it of the Transaction contemplated hereby: (i) will not violate (with or without the giving of notice or lapse of time or both) any Law applicable to the Buyer or its business; (ii) will not be in conflict with, or result in the breach of, or constitute a default under, or cause acceleration of the maturity of amounts outstanding or other obligations pursuant to, or require the consent of or give rise to any rights of first refusal of any third party under, any agreement or other instrument to which the Buyer is a party or by which its properties or business is bound or affected; (iii) will not require any consent or approval of, or filing or notice to, any governmental or regulatory authority under any Law applicable to the Buyer or its business, except for (a) the Assignment Applications and other notice filings at the PUC's in the states as set forth on Schedule 5.1.3 hereof, (b) filing under the Antitrust Improvements Act, and (c) any consent, approval, filing or notice that would not, if not given or made, individually or in the aggregate, have a material adverse effect on the Buyer's business; and (iv) will not violate any provision of the charter or bylaws of the Buyer.

     5.2.4 Litigation. There is no litigation, claim, action, suit, proceeding or governmental investigation pending or, to the Buyer's knowledge, threatened against the Buyer which (i) could reasonably be expected to have, individually or in the aggregate with all such other litigation, claims, actions, suits, proceedings and governmental investigations, a material adverse effect on the Buyer's business or (ii) seeks to restrain or enjoin the consummation of the Transaction. The Buyer is not in violation of any term of any judgment, decree, injunction or order outstanding against it, which violation could reasonably be expected to have, individually or in the aggregate with all such other violations, a material adverse effect on the Buyer's business.

     5.2.5 Qualification. The Buyer is fully qualified under the Communications Act of 1934, as amended, and all FCC rules and regulations, to be the licensee of the Sellers' Business. The Buyer has not taken, and will not take, any knowing or voluntary action to render the Buyer disqualified under the FCC's rules and regulations to purchase the Assets on the Closing Date. There are no actions pending or, to the Buyer's knowledge, threatened against the Buyer or any director or officer of the Buyer that challenge the qualifications of the Buyer to hold the Licenses.

     5.2.6 Financial Capabilities. The Buyer has the financial ability to consummate the Transaction, and has uncommitted cash or cash equivalents or commitments from financial institutions or its shareholders for funds in amounts equal to or greater than the Cash Consideration.

     5.2.7 Capital Stock of Buyer. As of the date of this Agreement, the duly authorized capital stock of Buyer consists of 33,500,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. As of January 15, 1997, 159,600 shares of Preferred Stock were issued and outstanding and 24,521,135 shares of Common Stock were issued and outstanding. Schedule 5.2.7 to this Agreement sets forth all shares of Metrocall Common Stock which are reserved by Buyer (the "Reserved Shares") for issuance pursuant to existing contractual obligations, including shares reserved for issuance under Buyer's employee benefit plans, warrants or other rights to subscribe for or purchase or otherwise acquire any share of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of the Buyer.

     5.2.8 Financial Statements and Reports. Buyer has furnished to the Sellers copies of (i) the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) the Buyers Quarterly Report on Form 10-Q for the nine months ended September 30, 1996, and (iii) all other reports, statements and registration statements filed by the Buyer with the Securities and Exchange Commission since September 30, 1996 (collectively, the "SEC Filings"). The SEC Filings were prepared and filed in accordance with the rules and regulations of the SEC. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Filings were prepared in accordance with generally accepted United States accounting principles as in effect from time to time applied on a consistent basis (except as otherwise noted in such financial statements) and present fairly the consolidated financial condition, results of operations and cash flows of Buyer as of the dates and for the periods indicated, subject, in the case of interim financial statements, to normal year end audit adjustments. Since September 30, 1995, (a) the Buyer has conducted its business in a manner generally consistent with prior practice and in the ordinary course, (b) there has not been any adverse change in the business, operations or financial condition of the Buyer which could reasonably be expected to result in a material adverse change in the Buyer taken as a whole and (c) there has not been any damage, destruction or loss affecting the business, assets, properties or rights of the Buyer which could reasonably be expected to result in a material change in the Buyer taken as a whole.

     5.2.9 Stock of Metrocall. The Metrocall Series B Preferred Shares and the Metrocall Common Stock and Common Stock Equivalents, if any, to be issued to Sellers pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and non-assessable and the Sellers will acquire good and valid title thereto, free and clear of any preemptive rights or Liens created by Buyer, subject to any required prior notice of issuance being given to the Nasdaq Stock Market.

                                   ARTICLE 6

                            CONDUCT PRIOR TO CLOSING

     6.1  Filing of Assignment Applications.

     As soon as practicable, the Buyer and the Sellers shall join in and file the Assignment Applications with the FCC, any PUC and any similar applications required by other agencies. The parties will cooperate and use best efforts to prosecute such applications diligently and expeditiously to a favorable conclusion. The Sellers and the Buyer mutually agree to provide, in a timely manner, whatever additional information the FCC, any PUC or other agency may request in processing such applications.

     6.2  Antitrust Laws and the Sellers.

     The Sellers will, or will cause their "ultimate parent" to, timely and promptly make all filings which are required under the Antitrust Improvements Act. The Sellers will furnish to the Buyer such information and assistance as the Buyer may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the Antitrust Improvements Act. The Sellers will supply the Buyer with a copy of any correspondence, filing or communication (or memorandum setting forth the substance thereof) between the Sellers or their "ultimate parent" or their respective representatives, on the one hand, and the FTC, the DOJ or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the Transaction contemplated hereby to the extent that any such correspondence, filing, communication or memorandum is required by the Buyer to meet its obligations under the Antitrust Improvements Act.

     6.3  Antitrust Laws and the Buyer.

     The Buyer will, or will cause its "ultimate parent" to, timely and promptly make all filings which are required under the Antitrust Improvements Act. The Buyer will furnish to the Sellers such information and assistance as the Sellers may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the Antitrust Improvements Act. The Buyer will supply the Sellers with a copy of any correspondence, filing or communication (or memorandum setting forth the substance thereof) between the Buyer or its "ultimate parent" or their respective representatives, on the one hand, and the FTC, the DOJ or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the Transaction contemplated hereby to the extent that any such correspondence, filing, communication or memorandum is required by the Sellers to meet their obligations under the Antitrust Improvements Act.

     6.4  Access to Information Concerning Sellers' Business.

     Prior to the Closing Date, the Sellers shall, upon reasonable request, afford to the Buyer, its counsel, accountants and other authorized representatives, reasonable access during normal business hours to all plants, properties, books, accounts, contracts, documents, and records of the Sellers to the extent they relate to the Sellers' Business, the Assets or the Transaction in order that they may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of the Sellers' Business. The Sellers will furnish to the Buyer such existing data and information concerning the Sellers' Business, finances and properties that the Buyer may reasonably request and such additional existing financial, operating data and billing information as the Buyer shall from time to time reasonably request to facilitate the efficient transfer of billing and other accounting and management functions. Prior to Closing, the Sellers will afford the Buyer with reasonable access to the vendors, employees, and officers of the Sellers and will otherwise cooperate in all measures reasonably necessary to ensure the uninterrupted continuation of the business under Buyer's control after the Closing, provided that the Buyer will give the Sellers reasonable notice prior to the Buyer's contacting any vendor, employee, or officer. At the request of the Buyer for a period of two years after the Closing Date, the Sellers shall provide to the Buyer any historical financial information requested by the Buyer concerning the Sellers and in the possession of the Sellers, and shall cooperate with the Buyer and assist the Buyer, at the Buyer's reasonable request and at the Buyer's expense, in preparing any such financial information that is not in the possession of the Seller, in each case to permit the Buyer (or an affiliate of the Buyer) to meet any requirements that are or may become applicable to the Buyer (or such affiliate) under the Exchange Act and the rules and regulations promulgated under such acts, and/or any other Law.

     6.5  Confidentiality.

     (a) The Buyer agrees that it will, and will cause its associates, affiliates, officers, other personnel and authorized representatives to, hold in strictest confidence all Confidential Information, and will not, and will ensure that such other persons do not, disclose such information to others without the prior written consent of the Sellers; provided that the Buyer and such other persons may provide such data and information (i) to lenders, subject to the same requirements of confidentiality as set forth in this Agreement, or (ii) which is legally required to be furnished, and provided that the Buyer or such other person, as the case may be, notifies the Sellers in advance of its obligation to provide such confidential information and fully cooperates with the Sellers to protect the confidentiality of such data and information.

     (b) Each Seller agrees that it will, and will cause its associates, affiliates, officers, other personnel and authorized representatives to, hold in strictest confidence all confidential information related to the Buyer's business, and will not, and will ensure that such other persons do not, disclose such information to others without the prior written consent of the Buyer; provided that such Seller and such other persons may provide such data and information which is legally required to be furnished, and provided that such Seller or such other person, as the case may be, notifies the Buyer in advance of its obligation to provide such confidential information and fully cooperates with the Buyer to protect the confidentiality of such data and information.

     (c) Notwithstanding the foregoing provisions of this Section 6.5, the parties have agreed that any press release or public announcement with respect to the Transaction will be issued at such time after the execution of the Agreement and in such manner as the Buyer shall determine after notice to the Sellers, subject to compliance with all applicable Laws.

     6.6  Control of the Sellers' Business.

     The Transaction contemplated by this Agreement shall not be consummated until the Closing Date. Between the date of this Agreement and the Closing Date, the Buyer and its employees or agents shall not directly or indirectly control, supervise, or direct, or attempt to control, supervise, or direct, the conduct or

'
operation of the Sellers' Business, and notwithstanding any other provision of this Agreement, such operation and conduct shall be the sole responsibility, and in the complete discretion, of the Sellers; provided, however, that this Section
6.6 shall not limit the specific rights and obligations of the Buyer and the Sellers set forth in this Agreement, none of which are intended to confer control of the Sellers or of the Sellers' Business to the Buyer.

     6.7  The Sellers' Pre-Closing Covenants.

     Except as otherwise consented to in writing by the Buyer, each Seller covenants that, throughout the period commencing on the date hereof and ending on the Closing Date, it shall:

          (a) conduct the Sellers' Business only in the ordinary course;

          (b) maintain and keep its material properties, machinery and equipment used in the Sellers' Business in the same condition in all material respects as at present, except for ordinary wear and tear;

          (c) not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets, except for sales of inventory and purchases of equipment, materials and supplies in the ordinary course of business consistent with past business practices;

          (d) consistent with its past business practices, perform all its material obligations under material contracts, leases and documents relating to or affecting the Sellers' Business and, consistent with past business practices, pay all accounts payable which become due according to their terms prior to the Closing Date;

          (e) consistent with its past business practices, use its reasonable efforts to maintain and preserve the Sellers' Business including, but not limited to, maintaining and preserving the Licenses and prosecuting diligently all applications for Licenses, including any renewal applications;

          (f) comply with and perform in all material respects all obligations and duties imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities;

          (g) maintain its existence as a corporation validly existing and in good standing under the laws of its state of incorporation;

          (h) use its best reasonable efforts to assure, to the extent within its control, as soon as is reasonably practicable, the satisfaction of the conditions required to consummate the Transaction, including but not limited to, the filing and prosecution of all requests for regulatory approvals, and obtaining necessary third party consent;

          (i) use its best reasonable efforts to obtain, as soon as practicable after the date hereof, the approvals described in Section 8.2.6 below;

          (j) at its sole cost and expense, attempt to cure all noncompliance by the Sellers with the terms and conditions of Licenses issued by the FCC, including such noncompliance as is set forth on Schedule 5.1.4(a), and pay when due all costs (including attorneys' fees), damages, liabilities, fines and penalties arising out of such noncompliance; and

          (k) promptly notify the Buyer upon the Sellers' knowledge thereof of any fact, event, circumstance, or action (i) which, if known on the date hereof would have been required to be disclosed to the Buyer, or (ii) the existence or occurrence of which would cause any of the Sellers' representations or warranties not to be correct and complete in all material respects.

     6.8  The Buyer's Pre-Closing Covenants.

     Except as otherwise consented to in writing by the Sellers, the Buyer covenants that, throughout the period commencing on the date hereof and ending on the Closing Date, it shall:

          (a) consistent with its past business practices, use its reasonable efforts to maintain and preserve its business;

          (b) maintain its existence as a corporation validly existing and in good standing under the laws of its state of incorporation;

          (c) use its best reasonable efforts to assure, to the extent within its control, as soon as is reasonably practicable, the satisfaction of the conditions required to consummate the Transaction contemplated in this Agreement, including but not limited to, the filing and prosecution of all requests for regulatory approvals, and obtaining necessary third party consent; and

          (d) use its best reasonable efforts to obtain, as soon as practicable after the date hereof, the approvals described in Section 8.2.6 below.

     6.9  No Solicitation of Offers.

     Unless and until this Agreement shall have been terminated by either party pursuant to Article 9 hereof, each Seller covenants that following the date hereof it will not (and shall use its best efforts to ensure that none of its stockholders, officers, directors, agents, representatives or affiliates) take or cause, directly or indirectly, any of the following actions with any party other than the Buyer or its designees: (i) solicit, initiate, or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or a significant part of the Sellers' business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal"); (ii) disclose, in connection with an Acquisition Proposal, any information (except to the extent that such party would be permitted to do so under the provisions of Section 6.5 hereof) with respect to, or otherwise cooperate in any way with, or assist or participate in, any effort or attempt by any other Person to do or seek any of the foregoing; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the transactions contemplated by this Agreement; provided however, that nothing contained herein shall prohibit the Sellers from taking any of the actions specified above if, in each case, its Board of Directors determines in good faith, after consultation with legal counsel, that such action is required by the fiduciary duties of such directors under applicable state law. Each Seller shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. In the event a Seller shall receive any Acquisition Proposal, directly or indirectly, of the type referred to in clause (i) above, or any request for disclosure with respect to information of the type referred to in clause (ii) above, it shall, prior to taking any action in response thereto, inform Buyer of such fact and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. Subject to the fiduciary obligations of the directors and officers under applicable law, Sellers agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which such Seller is a party. Notwithstanding the foregoing, the Sellers may not enter into a definitive agreement to transfer the Assets or any portion of the Sellers' Business to any third party until and unless this Agreement has been terminated pursuant to
Article 9 hereof.

     6.10  Risk of Loss.

     The Sellers will bear the risk of loss or damage to the Assets resulting from fire, theft, or other casualty at all times prior to Closing. If any such loss or damage is so substantial as to prevent normal operation of any material portion of the Sellers' Business or the replacement or restoration of the lost or damaged material Asset within 30 days after the occurrence of the event resulting in such loss or damage, the Sellers will immediately notify the Buyer and the Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to the Sellers either (a) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with the terms hereof, or (b) terminate this Agreement. If the Buyer elects to so terminate this Agreement, the Buyer and the Sellers will be discharged of any and all obligations hereunder, except those under Section 6.5 and Article 9 hereof. If the Buyer elects to consummate the Transaction contemplated by this Agreement, there will be no separate adjustment in the Purchase Price related to such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by the Sellers to the Buyer, or the rights to such proceeds will be assigned by the Sellers to the Buyer and the Sellers will pay to the Buyer (or the Buyer may withhold from the Purchase Price) an amount equal to any deductible amount charged to the Sellers against the proceeds due for such loss.

                                   ARTICLE 7

                        COVENANTS RELATING TO EMPLOYMENT
                              AND EMPLOYEE MATTERS

     7.1  Offer of Employment.

     The Buyer shall make an offer of ongoing employment to such persons selected by the Buyer on or before the Closing Date. Such offer shall be for comparable employment and shall be effective as of the Closing Date under substantially the same compensation arrangements including benefits (but excluding pension plans) and with job duties located within a reasonable commuting distance of the work location to which each person was assigned prior to the Closing Date. Employees of the Sellers who accept said offer and become employees of the Buyer are hereinafter referred to as "Transferred Employees." Included among the Buyer's Employee Benefit Plans shall be a "group health plan" as defined in Section 5000(b)(1) of the Internal Revenue Code, which plan shall contain no exclusion or limitation with respect to any preexisting condition of any Transferred Employee or Transferred Employee's spouse or dependents provided that such Transferred Employee has been enrolled in the Sellers' group health plan. For purposes of the preceding sentence, the phrase "exclusion or limitation with respect to any preexisting condition" shall have the same meaning as in Section 602(2)(D) of ERISA, except that an "exclusion or limitation with respect to any preexisting condition" which is currently applicable to such Transferred Employee or his or her spouse or dependents need not be considered by the Buyer an "exclusion or limitation with respect to any preexisting condition" for such purposes.

     7.2  Wage and Withholding Reporting Obligations.

     The Sellers and the Buyer agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to filing and furnishing forms W-2, W-3, and 941, (a) the Sellers and the Buyer shall each report on a predecessor-successor basis as set forth therein, (b) the Sellers shall be relieved from furnishing Forms W-2 to the Transferred Employees, and (c) the Buyer shall assume the obligations of the Sellers to furnish Forms W-2 to the Transferred Employees (without regard to the actual length of employment with the Buyer) for the full calendar year in which the Closing occurs. The Sellers shall fully cooperate with the Buyer to allow it to fulfill its obligations hereunder.

                                   ARTICLE 8

                              CONDITIONS PRECEDENT

     8.1 Conditions Precedent to Obligations of Parties.

     The respective obligations of the Buyer, on the one hand, and the Sellers, on the other, to consummate the Transaction to be consummated at Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

     8.1.1 No Injunction, Etc. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits the Transaction contemplated hereby and shall remain in effect.

     8.1.2 FCC and Other Approvals. The FCC, and if required, any PUC, shall have granted its consent and approval to the assignment or transfer of the Licenses from Sellers to the Buyer. This condition shall be deemed to be satisfied once all such consents and approvals have become Final Orders.

     8.1.3 Antitrust Improvements Act. Any waiting period under the Antitrust Improvements Act applicable to the consummation of the Transaction contemplated hereby shall have expired.

     8.1.4 No Proceeding or Litigation. No suit, action or proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending by any governmental or regulatory authority, no investigation by any governmental or regulatory authority shall have been commenced and be pending, against any of the parties hereto or any of their affiliates, associates, officers or directors seeking to restrain, prevent or change in any material respect the Transaction contemplated hereby or seeking material damages in connection with any such Transaction.

     8.2  Conditions Precedent to Obligations of the Buyer.

     In addition to the conditions set forth in Section 8.1, the obligations of the Buyer to consummate the Transaction to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

     8.2.1 Accuracy of Representations and Warranties. The representations and warranties of the Sellers contained herein or any certificate delivered pursuant to this Agreement shall be deemed made again at Closing and shall be true in all material respects as though made on and as of the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, the Buyer and the Sellers agree that the Buyer shall not terminate this Agreement or elect not to close the Transaction if a Material Adverse Change shall have occurred.

     8.2.2 Performance of Agreements. Each of the Sellers shall have performed in all material respects, all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

     8.2.3 Certificates. The Buyer shall have received a certificate from each Seller, dated the Closing Date, signed by the President or any authorized Vice President of such Seller, to the effect that, to the best of the knowledge, information and belief of such officer, the conditions specified in Section
8.2.1 and Section 8.2.2 have been satisfied.

     8.2.4 Opinion of Counsel for the Sellers. The Buyer shall have received an opinion of the Sellers' counsel and the Sellers' FCC Counsel, in each case dated the Closing Date, addressed to the Buyer and in each case in a form customary for transactions of the nature contemplated by this Agreement.

     8.2.5 Other Deliveries. The Sellers shall have delivered to the Buyer at the Closing the following:

          (a) a certificate of incumbency for the officers executing documents on behalf of the Sellers and certified copies of the resolutions duly adopted by the directors of each of the Sellers, and signed by the Secretary or Assistant Secretary, each authorizing the Transaction contemplated by this Agreement;

          (b) a certificate of the Secretary or Assistant Secretary certifying the resolutions referred to in Section 8.2.5(a) have not been rescinded, modified, or withdrawn and that such resolutions are in full force and effect as of the Closing Date;

          (c) accurate and complete copies of all Licenses listed on Schedule 5.1.4(b) and all Licenses acquired after the date hereof and prior to the Closing;

          (d) evidence satisfactory to Buyer of the release of any and all Liens not constituting Permitted Liens; and

          (e) such further certificates and documents evidencing consummation by the Sellers of the transactions contemplated hereby as the Buyer shall reasonably request.

     8.2.6 Consents and Filings. The Sellers shall have made each of the notice filings described in clause (iii)(a) of Section 5.1.3.

     8.3  Conditions Precedent to the Obligations of the Sellers.

     In addition to the conditions set forth in Section 8.1, the obligations of the Sellers to consummate the Transaction to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below.

     8.3.1 Accuracy of Representations and Warranties. The representations and warranties of the Buyer contained herein shall be deemed made again at Closing and shall be true at and as of the Closing Date.

     8.3.2 Performance of Agreements. The Buyer shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

     8.3.3 Payment of Purchase Price. The Sellers shall have received satisfactory evidence of payment of the Purchase Price at Closing in accordance with Section 4.1.

     8.3.4 Opinion of Counsel for the Buyer. The Sellers shall have received an opinion of the Buyer's Counsel, dated the Closing Date, in a form customary for transactions of the nature contemplated by this Agreement.

     8.3.5 Other Deliveries. The Buyer shall have delivered to the Sellers at the Closing the following:

          (a) a certificate of incumbency for the officers executing the documents on behalf of the Buyer and certified copies of the resolutions duly adopted by the directors of the Buyer, and signed by the Secretary or Assistant Secretary, each authorizing the Transaction contemplated by this Agreement;

          (b) a certificate of the Secretary or Assistant Secretary certifying that the resolutions referred to in Section 8.3.5(a) have not been rescinded, modified or withdrawn and that such resolutions are in full force and effect as of the Closing Date; and

          (c) such further certificates and documents evidencing the consummation by the Buyer of the transactions contemplated hereby as the Sellers shall reasonably request.

     8.3.6 Registration Rights Agreements. (a) The Buyer shall have entered into a Registration Rights Agreement substantially in the form of Exhibit 8.3.6(a) with the Parent and the stockholders of Parent that are parties to the Stockholders' Agreement described in Section 2.5(a) of this Agreement.

     (b) The Buyer and Sellers shall have entered into a Registration Rights Agreement substantially in the form of Exhibit 8.3.6(b).

     8.3.7 Stockholder Approval. This Agreement and the Transaction shall have been approved by the stockholders of Parent in accordance with New York law.

     8.4  Waiver of Conditions.

     The Buyer, in its discretion, may waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to its obligations set forth herein. The Sellers may, in their discretion, waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to its obligations set forth herein. No such waiver by the Buyer or the Sellers shall be effective unless made in writing.

                                   ARTICLE 9

                            TERMINATION AND DEFAULT

     9.1  General.

     This Agreement may be terminated and the Transaction contemplated hereby may be abandoned at any time, but not later than the Closing Date, as set forth below.

     9.1.1 Mutual Consent. This Agreement may be terminated by the mutual consent of the Buyer and the Sellers.

     9.1.2 Order or Decree. This Agreement may be terminated by the Sellers or the Buyer, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transaction contemplated hereby (including, but not limited to, FCC denial of the Assignment Applications) and such order, decree, ruling or other action shall have become final and nonappealable.

     9.1.3  Failure of Conditions.

          (a) The Agreement may be terminated by the Sellers upon five (5) days written notice to the Buyer, in the event that any of the conditions precedent to the Sellers' obligations set forth in Section 8.1 and Section
     8.3 with respect to the Buyer are not satisfied at or during the respective times therein indicated (other than by reason of the material breach by such terminating party of any of its representations, warranties, covenants, or agreements set forth herein) and such conditions are not either (i) cured by the Buyer within five (5) days after the Sellers give the Buyer such notice, or (ii) waived by the Sellers at or prior to the Closing Date.

          (b) This Agreement may be terminated by the Buyer upon five (5) days written notice to the Sellers, in the event that any of the conditions precedent to the Buyer's obligations set forth in Section 8.1 and Section
     8.2 with respect to the Sellers are not satisfied at or during the respective times therein indicated (other than by reason of the material breach by such terminating party of any of its representations, warranties, covenants, or agreements set forth herein) and such conditions are not either (i) cured by the Sellers within five (5) days after the Buyer gives the Sellers such notice, or (ii) waived by the Buyer at or prior to the Closing Date.

     9.1.4 Casualty Loss. This Agreement may be terminated by the Buyer as set forth in Section 6.10.

     9.1.5 Pre-Closing Breach. This Agreement may be terminated by the Buyer or Sellers as set forth in Section 11.3(b)

     9.1.6  Acquisition Proposal; Break-Up Fee.

          (a) Parent may terminate this Agreement upon five (5) days written notice to Buyer, if Parent receives an Acquisition Proposal that is financially superior to the transactions contemplated hereby and is reasonably capable of being financed (as determined in each case in good faith by the Parent's board of directors after consultation with the Parent's financial advisers). Prior to any such termination however, Sellers agree to negotiate in good faith with Buyer to make such adjustments in the terms and conditions of this Agreement so as to enable Buyer to match or better the Acquisition Proposal.

          (b) If Parent exercises its termination rights under this Section 9.1.6, upon the closing of the transactions contemplated by an Acquisition Proposal, Parent shall pay Buyer, out of the resulting proceeds, a "break-up" fee of $4 million, plus $2 million for all fees and expenses incurred by Buyer in connection with this Agreement in cash by wire transfer. Such payment shall be made at the date of closing of the Acquisition Proposal transactions. If the transactions contemplated by such Acquisition Proposal fail to close for any reason, Sellers shall, within thirty (30) days of termination or abandonment of the Acquisition Proposal transactions, enter into an agreement with Buyer to consummate a transaction on substantially the same terms as are contained in this Agreement.

     9.1.7 Outside Date. This Agreement may be terminated by either Sellers or Buyer if the Closing shall not have occurred on or prior to July 1, 1997; provided, however, that no party may exercise its rights under this Section
9.1.7 if such party is in material breach or default under this Agreement.

     9.2  Procedure Upon Termination.

     In the event of the termination and abandonment of this Agreement, written notice thereof shall promptly be given to the other parties hereto and this Agreement shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the Transaction contemplated hereby shall be abandoned without further action by any of the parties hereto except that Section 6.5 (Confidentiality) shall survive such termination or abandonment.

     9.3  Effect of Termination.

     Nothing in this Article 9 shall relieve any party hereto of any liability for breach of this Agreement.

                                   ARTICLE 10

                           POST-CLOSING TRANSACTIONS

     10.1  Transition.

     The Sellers shall cooperate with the Buyer and agree to use their best efforts to assist the Buyer in a smooth transition of the ownership of the Assets on the Closing Date, including the preservation of the continued services of the employees of the Sellers that the Buyer wishes to retain and the preservation for the Buyer of the goodwill of the Sellers' suppliers, customers and others having business relations with the Sellers.

     10.2  Access To Books and Records.

     After the Closing, the Sellers shall allow representatives of the Buyer reasonable opportunity from time to time during normal business hours to inspect and copy records which pertain to the operation of the Sellers' Business prior to the Closing Date and which are not transferred to the Buyer hereunder. After the Closing, the Buyer shall allow representatives of the Sellers reasonable opportunity from time to time during normal business hours to inspect and copy records which pertain to the operation of the Sellers' Business prior to the Closing Date and which are transferred to the Buyer hereunder.

     10.3  Assignment and Further Assurances.

     To the extent that all real property interests, contractual rights and other Assets used in the Sellers' Business are not effectually transferred at Closing to the Buyer, the Sellers will take all reasonably necessary action to effectuate such assignments. In the event the Sellers are unable to obtain any consent to assignment or otherwise are not reasonably able to effectuate such assignments (including, but not limited to, the assignment of those contracts listed on Schedule 5.1.15), the Sellers shall take reasonable action necessary to give the Buyer the substantial benefit of such property interests, contractual rights, or other Assets.

     10.4  Confidentiality of Customer Lists.

     All documents and computer files containing the names and addresses of the paging customers of the Sellers shall become Buyer's property as of the Closing, and all copies thereof shall be turned over to the Buyer, and shall not be retained or used in whole or part by the Sellers, or any of their affiliates after the Closing.

                                   ARTICLE 11

                          INDEMNIFICATION AND SURVIVAL

     11.1  Indemnification by the Sellers.

     The Sellers shall, jointly and severally, indemnify and hold harmless the Buyer from and against any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions), net of income tax benefits and insurance proceeds, if any ("Damages"), incurred by the Buyer, in connection with each and all of the following:

          (a) Any breach of any representation or warranty made by Sellers in this Agreement (unless waived in writing by the Buyer prior to the Closing);

          (b) The breach of any covenant, agreement or obligation of the Sellers contained in this Agreement or any other certificate or document delivered pursuant to this Agreement (unless waived in writing by the Buyer prior to the Closing);

          (c) Claims arising out of the operation of the Sellers' Business before Closing;

          (d) Costs and damages arising out of that those pending tax assessments/audits described on Schedule 5.1.6 and that litigation described on Schedule 5.1.7;

          (e) The failure of the Sellers to obtain the protection afforded by compliance with the notification requirements of the Bulk Sales Laws in force in the jurisdictions in which such laws may be applicable to the Sellers or the Transaction contemplated by this Agreement. The Sellers covenant and agree to pay and discharge, in due course, all claims of creditors which may be asserted against the Buyer by reason of such noncompliance, to the extent, and in the respective dollar amounts, if any, that such liabilities or obligations are not assumed by the Buyer under this Agreement; and the Sellers shall indemnify the Buyer against and hold it harmless with respect to any losses suffered by the Buyer by reason of the failure of the Sellers to pay or discharge such claims;

          (f) Costs (including reasonable attorneys' fees), damages, liabilities, fines and penalties arising out of any noncompliance by the Sellers with the terms and conditions of Licenses issued by the FCC, including such noncompliance as is set forth on Schedule 5.1.4(a); and

          (g) any Excluded Liability.

     Notwithstanding the foregoing, the Buyer shall not be entitled to indemnification hereunder until such time as the amount of Damages incurred by the Buyer exceeds $50,000, at which time the Buyer shall be entitled to indemnification for all Damages in excess of $50,000, provided however that the foregoing shall not apply to determination of, or adjustments to, the Purchase Price set forth in Article 4 or to the Sellers' indemnification obligations set forth in Section 11.1(d) .

     11.2  Indemnification by the Buyer.

     The Buyer shall indemnify and hold harmless the Sellers from and against any and all Damages incurred by the Sellers, in connection with each and all of the following:

          (a) Any breach of any representation or warranty made by the Buyer in this Agreement (unless waived in writing by the Sellers prior to the Closing);

          (b) The breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other instrument contemplated by this Agreement (unless waived in writing by the Sellers prior to the Closing);

          (c) any claim arising out of the operation of the Assets after Closing; and

          (d) any Assumed Liabilities.

     11.3  Claims for Indemnification.

     (a) If prior to the Closing Date the Buyer obtains actual knowledge of the breach of any representation, warranty or covenant made by the Sellers in this Agreement, which breach shall, in Buyer's good faith estimation, cost less than $500,000 to cure, then the Buyer shall promptly notify the Sellers thereof in writing. If such breach is capable of being cured, the Sellers shall attempt to cure the same at Sellers' sole cost and expense. If the Sellers are unable to cure the same after reasonable and diligent efforts, or if the same is not capable of being cured, Buyer shall consummate the Agreement, and be entitled to seek indemnification for any Damages suffered pursuant to Section 11.1 hereof.

     (b) If prior to the Closing Date the Buyer obtains actual knowledge of the breach of any representation, warranty or covenant made by the Sellers in this Agreement, which breach shall, in Buyer's good faith estimation, cost $500,000 or more to cure, then the Buyer shall promptly notify the Sellers thereof in writing. If such breach is capable of being cured, the Sellers, in their sole discretion, may attempt to cure the same at Sellers' sole cost and expense. If the Sellers are unable or unwilling to cure the same, or if the same is not capable of being cured, Sellers or Buyer (if such party is not in material breach or default under this Agreement) may elect to terminate this Agreement upon five (5) days written notice. Buyer shall in either instance retain all its remedies for such breach. If neither Buyer nor Sellers elect to terminate the Agreement notwithstanding such breach, Buyer shall be entitled to seek indemnification for any Damages suffered as a result of such breach, except as set forth in Section 6.10.

     (c) In no event shall Sellers' liability for indemnification exceed the Purchase Price.

     (d) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been entered against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in this Section 11.3.

     11.4  Defense by Indemnifying Party.

     In connection with any claim giving rise to a right of indemnification hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner.

     11.5  Manner of Indemnification.

     Subject to Section 11.4 above, the obligations of the indemnifying party hereunder shall be effected by payment of cash or delivery of a certified or cashier's check in the amount of the indemnification liability. If the Buyer is the indemnified party under this Article 11, the Buyer shall recover the amount of its Damages from the escrowed funds in accordance with the terms of the Escrow Agreement before seeking any recovery from the Sellers, and the Buyer and the Sellers shall promptly execute and deliver to the Escrow Agent written instructions directing the Escrow Agent to disburse to the Buyer a portion of the escrowed funds in the amount of the Buyer's Damages.

     11.6  Survival of Representations and Warranties.

     All covenants and obligations to be performed after the Closing Date contained in this Agreement or in any other certificate or document delivered pursuant to this Agreement shall survive the Closing. All representations and warranties contained in this Agreement or in any other certificate or document delivered pursuant to this Agreement shall survive the Closing for a period of eighteen (18) months. The waiver of any condition, other than as provided by
Section 8.4, based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement, or other remedy based upon such representations, warranties, covenants or obligations.

                                   ARTICLE 12

                                 MISCELLANEOUS

     12.1  Brokers.

     Except as disclosed on Schedule 12.1, the Transaction has been and shall be carried on by the Buyer directly with the Sellers and in such manner as not to give rise to any valid claims against the Sellers or the Buyer for a brokerage commission, finder's fee or other like payment and each party agrees to indemnify and hold the other harmless from and against any claims for brokerage commissions or finder's fees insofar as such claims shall be alleged to be based upon arrangements or agreements made by the indemnifying party or in its behalf. Such indemnity shall include the cost of reasonable counsel fees in connection with the defense of any such claims.

     12.2  Notices.

     Except as otherwise provided, all notices which are permitted or required under this Agreement shall be in writing and shall be deemed given when delivered personally, by fax, telex or telegram, or if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, or by such other method (including air courier) which provides for a signed receipt upon delivery, addressed as follows, or to such other person or address as may be designated by notice to the other party:

        If to the Buyer, to:

        Metrocall, Inc.
        6677 Richmond Highway
        Alexandria, Virginia 22306
        Attn: Vincent D. Kelly
        Chief Financial Officer and Treasurer
        Fax Number: (703) 768-9625

        with a copy (which shall not constitute notice) to:

        Wilmer, Cutler & Pickering,
        2445 M Street, N.W.
        Washington, D.C. 20037
        Attn: George P. Stamas or Thomas W. White
        Fax Number: (202) 663-6363
        or if to the Sellers, to:

        Bariston Associates, Inc.
        One International Place
        Boston, Massachusetts 02110
        Attn: David A. Barry
        Fax Number: (617) 330-8951

        with a copy (which shall not constitute notice) to:

        Stroock & Stroock & Lavan
        Seven Hanover Square
        New York, New York 10004
        Attn: Martin H. Neidell
        Fax Number: 212-806-6006

     12.3  Expenses of Transfer.

     Buyer and Sellers shall share equally all transfer, documentary, recordation, sales or other taxes or fees assessed or levied in connection with the sale of the Assets, regardless of whether Sellers or Buyer is obligated for collection and remittance of the Transaction Taxes. The Sellers shall cooperate with the Buyer in the filing for any such available exemptions. The Sellers and the Buyer shall share equally the filing fees, if any, required by the FCC or any PUC. The Buyer shall pay the filing fee relating to any filing required in accordance with the Antitrust Improvements Act. All other expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement shall be paid by the party incurring such expenses.

     12.4  Assignment.

     This Agreement and the Transaction contemplated herein may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise without the prior written consent of the other party; provided however that the Buyer may assign any or all of its rights to purchase the Assets under this Agreement to a subsidiary of the Buyer but such assignment shall not release, affect or reduce in any way the Buyer's obligations to the Sellers hereunder.

     12.5  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall be an original instrument, but such counterparts together shall constitute a single agreement.

     12.6  Entire Agreement.

     This Agreement, including all schedules and exhibits hereto, and all certificates and documents executed and delivered in connection with this Agreement, when executed and delivered, constitute the entire agreement of the parties, superseding and extinguishing all prior agreements (including the Initial Agreement) and understandings, representations and warranties, relating to the subject matter hereof, except for the Confidentiality Agreement dated January 5, 1996 between the Buyer and Daniels & Associates L.P., on behalf of the Sellers, which shall remain in full force and effect (the "Confidentiality Agreement"). To the extent that any of the terms of the Confidentiality Agreement conflict with this Agreement, the terms of this Agreement shall supersede and control.

     12.7  Governing Law.

     This Agreement and the rights and obligations of the parties hereunder shall be governed by the substantive laws of the State of Delaware applicable to contracts made and to be performed therein, without reference to the principles of conflicts of laws.

     12.8  Headings.

     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     12.9  Severability.

     Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or unenforceability does not deny any party the material benefits of the transaction for which it has bargained, such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

     12.10  Modification and Amendment.

     This Agreement may not be modified or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

     12.11  Waiver.

     No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     12.12  Parties Obligated and Benefited.

     Subject to the limitations set forth below, this Agreement will be binding upon the parties hereto and their respective assignees and successors in interest and will inure solely to the benefit of such parties and their respective assigns and successors in interest, and no other person will be entitled to any of the benefits conferred by this Agreement.

     12.13  Attorneys' Fees.

     In the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant, or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

     12.14  Rights to Specific Performance.

     The Sellers acknowledge that the unique nature of the Assets to be purchased by the Buyer pursuant to this Agreement renders money damages an inadequate remedy for the breach by the Sellers of their obligations under this Agreement, and the Sellers agree that in the event of such breach, the Buyer will upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement in lieu of any monetary damages for such breach.

     12.15  Actions.

     The parties will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

     12.16  Terms.

     Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

     12.17  Construction.

     This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting will not apply in any construction or interpretation of this Agreement.

     12.18  Buyer Stockholder Approval of Certain Matters.

     The Buyer's board of directors has adopted resolutions (1) recommending that the provisions of Section 5 of the Certificate of Designation regarding conversion of the Metrocall Series B Preferred Shares into Metrocall Common Stock be approved by the shareholders of the Buyer, and directing that such proposal be submitted to the holders of Metrocall Common Stock for a vote at the next meeting of shareholders of the Buyer in accordance with applicable Delaware law; and (2) approving an amendment to the Buyer's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 33,500,000 shares to 60,000,000 shares, directing that such amendment be presented to the holders of Common Stock for a vote at the next meeting of shareholders of the Buyer in accordance with applicable Delaware law and recommending that the holders of Common Stock approve the amendment (the "Stockholder Proposals"). The Buyer will take all action reasonably necessary or appropriate to solicit and obtain proxies and votes in favor of the Stockholder Proposals from the holders of the requisite percentage of Metrocall Common Stock. The Buyer will use reasonable best efforts to obtain from the stockholders of Buyer listed on
Schedule 12.18 attached hereto an agreement, by an instrument, in form and substance satisfactory to the Sellers, to vote all the capital stock of Buyer owned by them in favor of the Stockholder Proposals. Prior to the approval of the second Stockholder Proposal described above, Buyer agrees not to increase the number of Reserved Shares or to issue any shares of capital stock (except from the Reserved Shares) other than pursuant to this Agreement. As soon as practicable after the approval of the second Stockholder Proposal by the holders of the Common Stock, the Buyer will reserve not less than 3,500,000 shares of Common Stock for issuance upon conversion of the Metrocall Series B Preferred Shares and will cause any Common Stock Equivalents to be converted to Common Stock.

     Section 12.19  Transfers of Series B Preferred Shares.

     The Sellers may not transfer any of the Series B Preferred Shares received as part of the Purchase Price, except that the Sellers may transfer shares of Series B Preferred Shares to other persons or entities ("Permitted Transferees") if each such Permitted Transferee meets the following conditions: 1) the Permitted Transferee agrees to be bound by the provisions of Exhibit 12.19 and the Registration Rights Agreement described in Section 8.3.6(b) by an instrument satisfactory in form and substance to the Buyer, and 2) after such transfer, the total number of beneficial owners of Metrocall Series B Preferred Shares (as defined in Rule 13d-3 under the Exchange Act), does not exceed 10. In order to facilitate compliance with this restriction, the Sellers will, prior to effecting any transfer, provide to the Buyer such information as the Buyer shall reasonably request as to the identity of the proposed transferee, and the Buyer will provide the Permitted Transferee with such information as the Permitted Transferee reasonably requests regarding the number of beneficial owners of Metrocall Series B Preferred Shares.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the Buyer, the Parent, and the Sellers has caused this Agreement to be executed under seal individually or by its duly authorized representatives, officers or agents on the date first written above.

WITNESS:                                          METROCALL, INC., a Delaware corporation,
                                                  Buyer

---------------------------------------------     By: /s/  Vincent D. Kelly              (SEAL)
                                                  --------------------------------------------
                                                  Its: Chief Financial Officer
                                                  ---------------------------------------------

                                                  PAGE AMERICA GROUP, INC., a New York
                                                  corporation

---------------------------------------------     By: /s/  David A. Barry                (SEAL)
                                                  --------------------------------------------
                                                  Its: Chairman
                                                  ---------------------------------------------

                                                  PAGE AMERICA OF NEW YORK, INC., a New York
                                                  corporation

---------------------------------------------     By: /s/  David A. Barry                (SEAL)
                                                  --------------------------------------------
                                                  Its: Chairman
                                                  ---------------------------------------------

                                                  PAGE AMERICA OF ILLINOIS, INC., an Illinois
                                                  corporation

---------------------------------------------     By: /s/  David A. Barry                (SEAL)
                                                  --------------------------------------------
                                                  Its: Chairman
                                                  ---------------------------------------------

                                                  PAGE AMERICA COMMUNICATIONS OF INDIANA, INC.,
                                                  an Indiana corporation

---------------------------------------------     By: /s/  David A. Barry                (SEAL)
                                                  --------------------------------------------
                                                  Its: Chairman
                                                  ---------------------------------------------

                                                  PAGE AMERICA OF PENNSYLVANIA, INC., a
                                                  Pennsylvania corporation

---------------------------------------------     By: /s/  David A. Barry                (SEAL)
                                                  --------------------------------------------
                                                  Its: Chairman
                                                  ---------------------------------------------

                                 Exhibit 2.5(a)

                             STOCKHOLDERS AGREEMENT

                 STOCKHOLDERS AGREEMENT, dated April 22, 1996 among Metrocall, Inc., a Delaware corporation ("Buyer"), and the persons listed on the signature page hereof (the "Stockholders").

                 WHEREAS, the Stockholders collectively own, beneficially or of record, the number of issued and outstanding shares of the Series One Convertible Preferred Stock (the "Preferred Stock"), and the number of issued and outstanding shares of Common Stock, par value $.10 per share (the "Common Stock") of Page America Group, Inc., a New York corporation (the "Company") indicated on the attached signature pages;

                 WHEREAS, Buyer, the Company, and its wholly owned subsidiaries, Page America of New York, Inc., a New York corporation, Page America of Illinois, Inc., an Illinois corporation, Page America Communications of Indiana, Inc., an Indiana corporation, and Page America of Pennsylvania, Inc., a Pennsylvania corporation (collectively, the "Sellers"), propose to enter into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") providing for the purchase and sale of all or substantially all of the Sellers' assets to Buyer (the "Asset Sale and Purchase");

                 WHEREAS, as a condition to the willingness of Buyer to enter into the Purchase Agreement, Buyer has requested that each Stockholder agree, and in order to induce Buyer to enter into the Purchase Agreement, each Stockholder has agreed to enter into this Agreement setting forth certain rights and obligations of the parties with respect to the Stockholder Shares (as hereinafter defined);

                 NOW THEREFORE, in consideration of the premises and the representations, warranties and agreement herein contained, the parties agree as follows:



                                   ARTICLE I

                                 DEFINED TERMS

                 Section 1.1. Defined Terms. (a) Capitalized terms used herein and not defined shall have the meaning ascribed thereto in the Purchase Agreement.

                 (b) The term "Stockholder Shares" as used herein means, with respect to each Stockholder the aggregate of (i) the number of shares of Preferred Stock owned beneficially or of record by such Stockholder, (ii) the number of shares of Common Stock owned beneficially or of record by such Stockholder (the numbers for items (i) and (ii) are set forth opposite such Stockholders's name on the signature page hereof, and (iii) any additional shares of Common Stock, Preferred Stock or rights to acquire voting securities of the Company acquired by such Stockholder (whether by purchase or otherwise) from and after the date of this Agreement.



                                   ARTICLE II

          VOTING OF STOCKHOLDER SHARES FOR THE ASSET SALE AND PURCHASE

                 Section 2.1 No Disposition of Shares. Prior to the earlier to occur of (i) the stockholder approval referenced in Section 8.3.7 of the Purchase Agreement or (ii) the termination of the Purchase Agreement pursuant to Article 9 thereof, no Stockholder shall transfer, pledge, or otherwise dispose of any Stockholder Shares, deposit any Stockholder Shares into a voting trust or enter into any voting agreement or arrangement with respect thereto, or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition, sale, assignment, transfer or disposition of any Stockholder Shares.

                 Section 2.2 Voting of Stockholder Shares. Each Stockholder hereby agrees to cause each Stockholder Share owned by such Stockholder beneficially or of record to be voted (i) at such special meeting of stockholders of the Company to be called to consider the Asset Sale and Purchase (the "Special Meeting"), in favor of the Asset Sale and Purchase and
(ii) at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, against (a) any Acquisition Proposal or (b) any amendment of the Company's Articles of Incorporation or By- laws or other proposal or transaction involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Asset Sale and Purchase, the Purchase Agreement or any other transactions contemplated by the Purchase Agreement (each of the foregoing in clauses (a) or (b) above a "Competing Transaction"). In furtherance of the foregoing, each Stockholder hereby irrevocably appoints ______________, _________________, and each of them, any other designees of Buyer, the attorneys-in-fact and proxies of such Stockholder, each with full power of substitution, to vote at the Special Meeting or at any annual, special or adjourned meeting of the Company's stockholders or otherwise (including by executing written consents) in such manner as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper (i) in favor of the Asset Sale and Purchase, the execution and delivery of the Purchase Agreement and approval of the terms thereof and each of the other transactions contemplated by the Purchase Agreement and (ii) against any Competing Transaction. This power of attorney and proxy is coupled with an interest, irrevocable and granted in consideration of the Buyer's agreement to enter into the Purchase Agreement. Upon the execution of this Agreement, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Stockholder Shares will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocation may be given (and, if given, will not be deemed effective) by such Stockholder.



                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder severally represents and warrants to Buyer that:

                 SECTION 3.1. Representations and Warranties. Such Stockholder is the sole, true, lawful and beneficial or record owner of the number of Stockholder Shares set forth opposite his name on the signature page hereof and there are no restrictions on such Stockholder's voting rights or rights of disposition pertaining thereto, except for the restrictions of the Securities Act of 1933, as amended. None of such Stockholder Shares is subject to any voting trust or other agreement (other than this Agreement) or arrangement with respect to the voting of such Stockholder Shares. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby require no action by, or filing with, any governmental body, agency, official or authority by such Stockholder. The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transaction contemplated hereby does not and will not, contravene or conflict with or constitute a material violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Stockholder.


                                   ARTICLE IV

                           COVENANTS OF STOCKHOLDERS

                 SECTION 4.1 No Solicitation of Offers. Each Stockholder shall comply with, and be bound by, the restrictions set forth in Section 6.9 of the Purchase Agreement as if such restrictions were fully set forth herein.

                 SECTION 4.2 Stock Option. Each Stockholder hereby grants to Buyer an irrevocable option (the "Stock Option") to purchase all of Stockholder Shares legally and/or beneficially owned by such Stockholder at any time during the Exercise Period (as defined below). Buyer shall pay Stockholders for each share of Common Stock delivered at the Stock Option Closing (as hereinafter defined), a price per share equal to the average of the last sales price per share on the American Stock Exchange for the twenty consecutive trading days immediately prior to the date of execution of this Agreement (the "Common Stock Purchase Price"). Buyer shall pay Stockholders for each share of Preferred Stock delivered at Closing, a price per share of $105.00.

                 SECTION 4.3 Exercise of Stock Option.  (a) Subject to Section
4.4 hereof, the Stock Option may be exercised by Buyer, in whole and for each Stockholder but not in part or for less than all Stockholders, during the period (the "Exercise Period") commencing on the date of the Company's exercise of its termination rights pursuant to Section 9.1.6 of the Purchase Agreement and ending on the date ten business days thereafter.

                 (b) In the event Buyer wishes to exercise the Stock Option, Buyer shall send a written notice (an "Exercise Notice") during the Exercise Period to each Stockholder specifying that Buyer shall purchase the total number of Stockholder Shares held by such Stockholder and a date, which shall be a business day for the closing of such purchase no later than sixty days after the sending of such notice (the "Stock Option Closing"). The Stock Option Closing shall take place at the Washington, D.C. offices of Wilmer, Cutler & Pickering.

                 (c) Upon receipt of the Exercise Notice, each Stockholder shall become obligated to deliver to Buyer a certificate or certificates representing the number of Stockholder Shares held by such Stockholder in accordance with the terms of this Agreement, on the later of the date specified in such Exercise Notice and the first business day on which the conditions specified in Section 4.4 shall be satisfied. The date specified in such Exercise Notice for the Stock Option Closing may be as early as one business day after the date of such Exercise Notice.

                 Section 4.4 Condition To Delivery of the Stockholder Shares. The obligation of the Stockholders to deliver the Stockholder Shares upon exercise of the Stock Option is subject to the following conditions:

                 (a) All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the exercise of the Stock Option and the delivery of the Stockholder Shares shall have expired or been terminated, and any required consent of the FCC applicable to the exercise of the Stock Option shall have become a Final Order.

                 (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the exercise of the Stock Option or delivery of the Stockholder Shares in respect of such exercise.

                 Section 4.5 Stock Option Closing. At the Stock Option Closing, each Stockholder will deliver to Buyer a certificate or certificates evidencing the number of Stockholder Shares owned by such Stockholder, each such certificate being duly endorsed in blank and accompanied by such stock powers and such other documents as may be necessary in Buyer's judgment to transfer record ownership of the Stockholder Shares into Buyer's name on the stock transfer books of the Company, and Buyer will purchase all delivered Stockholder Shares at the price specified in
Section 4.2.  All payments made by Buyer to the Stockholders pursuant to this
Section 4.5 shall be made by wire transfer of immediately available funds or by certified bank check payable to the Stockholders.

                 Section 4.6 Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding Stockholder Shares by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of share, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise adversely affect Buyer's rights and privileges under this Agreement, the number and kind of Stockholder Shares and any consideration payable in respect of the Stockholder Shares shall be appropriately and equitably adjusted to restore to Buyer its rights and privileges under this Agreement. Without limiting the scope of the foregoing, in any such event, at the option of Buyer, the Stock Option shall represent the right to purchase in addition to the number and kind of shares which Buyer would be entitled to purchase pursuant to Section 4.2, whatever securities, cash or other property the Stockholder Shares shall have been converted into or otherwise exchanged for, together with any securities, cash or other property which shall have been distributed with respect to such Stockholder Shares.



                                   ARTICLE V

                                 MISCELLANEOUS

                 Section 5.1 Termination. This Agreement shall become effective upon its execution by each of the parties hereto and upon the execution of the Purchase Agreement. This Agreement may be terminated at any time by mutual written consent of each of the parties hereto. Other than the Stock Option, which shall be governed by Sections 4.2 through 4.6, this Agreement shall terminate, without any action by the parties hereto, on the date on which the Purchase Agreement terminates in accordance with its terms. No such termination shall relieve any party from liability for any breach of this Agreement. The representations and warranties set forth herein shall not survive the termination of this Agreement (or in the event the Stock Option is exercised, the purchase of the Stockholder Shares pursuant thereto).

                 Section 5.2 Specific Performance. The parties hereto agree that Buyer would be irreparably damaged if for any reason any Stockholder failed to perform any of its other obligations under this Agreement, and that Buyer would not have an adequate remedy at law for money damages in such event. Accordingly, Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder. This provision is without prejudice to any other rights that Buyer may have against any Stockholder for any failure to perform any obligations under this Agreement.

                 Section 5.3 Modification of Agreement. This Agreement may not be modified amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate, or otherwise transfer any of its rights or obligation under this Agreement without the consent of the other parties hereto, except to the extent that Buyer may assign its rights under this Agreement to its direct or indirect wholly- owned subsidiary, but such assignment shall not relieve Buyer of its obligations hereunder. This Agreement shall be construed in accordance with and governed by the law of Delaware without regards to conflict of laws principles. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto shall have received counterparts hereof signed by all of the other parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BUYER

METROCALL, INC. (SEAL)

By:
   ---------------------
Its:

STOCKHOLDERS

                                  SHARES OF                      SHARES OF
                                  COMMON STOCK                   PREFERRED STOCK

------------------------          ----------                     ----------


------------------------          ----------                     ----------


------------------------          ----------                     ----------

------------------------          ----------                     ----------

STOCKHOLDERS

                                  SHARES OF                      SHARES OF
                                  COMMON STOCK                   PREFERRED STOCK

------------------------          ----------                     ----------


------------------------          ----------                     ----------


------------------------          ----------                     ----------


------------------------          ----------                     ----------


------------------------          ----------                     ----------


------------------------          ----------                     ----------


------------------------          ----------                     ----------

                                 Exhibit 4.1(a)


                  CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                          OPTIONAL AND OTHER RIGHTS OF
                  SERIES B JUNIOR CONVERTIBLE PREFERRED STOCK
                                       OF
                                METROCALL, INC.

                 Metrocall, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly held on January 17, 1997, adopted the following resolution:

                 WHEREAS, the Board of Directors of the Corporation is authorized by the Amended and Restated Certificate of Incorporation to issue up to 1,000,000 shares of preferred stock in one or more classes or series and, in connection with the creation of any class or series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the class or series and the qualifications, limitations or restrictions thereof; and

                 WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock and the number of shares constituting the series;

                 NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.



                                        -------------------------------------
                                        Shirley B. White
                                        Assistant Secretary

ATTEST:

--------------------------
Vincent D. Kelly
Chief Financial Officer

                                                                         ANNEX A

                  SERIES B JUNIOR CONVERTIBLE PREFERRED STOCK

                 The powers, designations, preferences and relative, participating, optional or other rights of the Series B Junior Convertible Preferred Stock of Metrocall, Inc. (the "Corporation") are as follows:


         1.      DESIGNATION AND AMOUNT.

                 This series of preferred stock shall be designated as "Series B Junior Convertible Preferred Stock," and shall have $0.01 par value per share. The number of authorized shares constituting this series shall be 9,000 shares. Shares of the Series B Convertible Preferred Stock shall have a stated
value of $10,000 per share (the "Stated Value").   The Corporation may issue
fractional shares of Series B Junior Convertible Preferred Stock.


         2.      DIVIDENDS.

                 (a) Right to Receive Dividends. Holders of the Series B Junior Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), to the extent permitted by the General Corporation Law of the State of Delaware, cumulative dividends at the rate, in the form, at the times and in the manner set forth in this Section 2. Such dividends shall accrue on any given share from the day of issuance of such share and shall accrue from day to day whether or not earned or declared.

                  (b) Form of Dividend. Any dividend payment made with respect to the Series B Junior Convertible Preferred Stock may be made, at the sole discretion of the Board of Directors, in cash out of funds legally available for such purpose or by issuing the number of shares of Series B Junior Convertible Preferred Stock equal to the amount of the dividend divided by the Stated Value. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series B Junior Convertible Preferred Stock determined in accordance with the preceding formula; provided, that, in the event that any such dividend payment is made partially in cash and partially in shares of Series B Junior Convertible Preferred Stock, each holder of Series B Junior Convertible Preferred Stock shall receive a ratable amount of cash and Series B Junior Convertible Preferred Stock that is proportionate to the amount of Series B Junior Convertible Preferred Stock held by such holder on which such dividend is paid. All shares of Series B Junior Convertible Preferred Stock issued as a dividend shall be fully paid and nonassessable.

                 (c) Dividend Rate. The dividend rate on the Series B Junior Convertible Preferred Stock shall be 14% of the Stated Value per share per annum; provided, that unless and until the holders of the common stock, $.01 par value of the Corporation (the "Common Stock") approve the conversion provisions of Section 5 below, the dividend rate will increase to 17% on July 1, 1997, 18% on October 1, 1997, 19% on January 1, 1998 and 20% on April 1, 1998, and will revert to 14% at such time as such stockholder approval is obtained.

                 (d) Payment of Dividends. Dividends shall be payable in arrears, when and as declared by the Board of Directors, on May 15 and November 15 of each year (each such semiannual payment date a "Dividend Payment Date"), except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. Dividends shall accrue on each share of Series B Junior Convertible Preferred Stock from the date of issuance of such share, and, after payment of a dividend as required hereunder, from and after each Dividend Payment Date based on the number of days elapsed and a 365-day year. The dividend payable on the first Dividend Payment Date with respect to any share of Series B Junior Convertible Preferred Stock shall be the pro rata portion of the Dividend Rate based upon the number of days from and including the date of issuance, up to and including such first Dividend Payment Date and a 365-day year. Each dividend shall be paid to the holders of record of shares of the Series B Junior Convertible Preferred Stock as they appear on the books of the Corporation on such record date, not more than 45 days nor fewer than 10 days preceding the respective Dividend Payment Date, as shall be fixed by the Board of Directors.

                 (e) Dividend Preference. Dividends on the Series B Junior Convertible Preferred Stock shall be payable after dividends are paid on the Series A Convertible Preferred Stock, $.01 par value, of the Corporation (the "Series A Preferred Stock") and before any dividends or distributions or other payments shall be paid or set aside for payment upon the Common Stock, the variable common rights ("VCRs") issued pursuant to the Variable Common Rights Agreement dated November 15, 1996 between the Corporation and First Union National Bank of Virginia as Rights Agent, or any other stock ranking on liquidation or as to dividends or distributions junior to the Series B Junior Convertible Preferred Stock (any such stock or VCRs, together with the Common Stock, being referred to hereinafter as "Junior Stock"), other than a dividend, distribution or payment paid solely in shares of Common Stock or other Junior Stock that is not Redeemable Stock. If at any time dividends on the outstanding Series B Junior Convertible Preferred Stock at the rate set forth herein shall not have been paid or declared and set apart for payment with respect to all preceding and current periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, before any dividend, distribution or payment shall be declared or paid upon or set apart for the shares of any class of Junior Stock, other than a dividend, distribution or payment paid solely in shares of Common Stock or other Junior Stock that is not Redeemable Stock. The term "Redeemable Stock" shall mean any equity security that by its terms or otherwise is required to be redeemed for cash on or prior to the Final Redemption Date (as defined in Section 7) or is redeemable for cash at the option of the holder thereof at any time prior to the Final Redemption Date.

                 If there shall be outstanding shares of any Parity Securities, no full dividends shall be declared or paid or set apart for payment on any such Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum or additional shares of Series B Junior Convertible Preferred Stock as permitted hereunder sufficient for the payment thereof set apart for such payment on the Series B Junior Convertible Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends; provided that in no event shall any dividends be declared or paid in cash on Parity Securities unless dividends in cash of not less than a ratable amount are declared and paid on Series B Junior Convertible Preferred Stock. The term "Parity Securities" shall mean any class or series of capital stock which is entitled to share ratably with the Series B Junior Convertible Preferred Stock in the payment of dividends, including accumulations, if any, and, in the event that the amounts payable thereon on liquidation are not paid in full, are entitled to share ratably with the Series B Junior Convertible Preferred Stock in any distribution of assets; provided that Parity Securities shall not include any shares of Series B Junior Convertible Preferred Stock issued as dividends pursuant to this Section 2.

                 If dividends on the Series B Junior Convertible Preferred Stock and on any other series of Parity Securities are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably (and ratably as to cash, in-kind or other payments) upon all outstanding shares of the Series B Junior Convertible Preferred Stock and shares of such other Parity Securities in proportion to the respective aggregate amounts of dividends in arrears on the Series B Junior Convertible Preferred Stock and on such other series of Parity Securities to the date of such dividend payment.


         3.      LIQUIDATION PREFERENCE.

                 In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Series B Junior Convertible Preferred Stock at the time thereof shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or other Junior Stock by reason of their ownership of such stock, but after payment to holders of the Series A Preferred Stock of any amounts to which they are entitled, an amount per share of Series B Junior Convertible Preferred Stock equal to the Stated Value plus any accrued and unpaid dividends to the date of liquidation. If the assets and funds legally available for distribution among the holders of Series B Junior Convertible Preferred Stock shall be insufficient to permit the payment to the holders of the full aforesaid preferential amount, then the assets and funds shall be distributed ratably among holders of Series B Junior Convertible Preferred Stock in proportion to the number of shares of Series B Junior Convertible Preferred Stock owned by each holder. If the assets and funds of the Corporation available for distribution to stockholders upon any bankruptcy, liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to permit the payment to holders of the full aforesaid preferential amount and there shall be any outstanding shares of Parity Securities, the holders of Series B Junior Convertible Preferred Stock and the holders of such other Parity Securities shall share ratably (and ratably as to cash or other distributions) in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.


         4.      VOTING RIGHTS.

                 The holders of the Series B Junior Convertible Preferred Stock shall have no voting rights except as set forth in the Corporation's Amended and Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation") or as provided by applicable law, and except for the following:

                 (a) Changes in Organizational Documents. So long as the Series B Junior Convertible Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series B Junior Convertible Preferred Stock, voting as a single class, amend, repeal, modify or supplement (i) any provision of the Certificate of Incorporation, the Fourth Amended and Restated Bylaws of the Corporation, as in effect on the date on which Series B Junior Convertible Preferred Stock is first issued by the Corporation (the "Initial Issuance Date"), or any successor bylaws, if such amendment, repeal, modification or supplement in any way adversely affects the powers, designations, preferences or other rights of the Series B Junior Convertible Preferred Stock, or (ii) this Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series B Junior Convertible Preferred Stock ("Certificate of Designation").

                 (b) Limitation on Senior Securities. (i) So long as the Series B Junior Convertible Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series B Junior Convertible Preferred Stock, voting as a single class, incur or issue, or permit any subsidiary of the Corporation to incur or issue, any Senior Securities, except that the Corporation or a subsidiary may incur or issue Senior Securities if at the time of incurrence or issuance, the ratio of (A) Senior Securities outstanding on such date to (B) Pro Forma Consolidated Cash Flow for the most recently ended full fiscal quarter multiplied by four, determined on a pro forma basis as if any such Senior Securities had been incurred or issued and the proceeds thereof had been applied at the beginning of such fiscal quarter, would be less than 7.0 to 1.0. Notwithstanding the foregoing limitation, the Corporation may incur and, as applicable, may permit its Subsidiaries to incur, Refinancing Debt.

                 (ii)  For purposes of this Section,

                 (A) "Senior Securities" shall mean (i) all Debt, and (ii) the shares of any classes or series of capital stock which are senior to the Series B Junior Convertible Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends or which are Redeemable Stock. For the purposes of determining any particular amount of Senior Securities described in clause (ii) of the definition of Senior Securities, said amount shall be the greater of the market value or the minimum amount payable by the Corporation or any of its subsidiaries upon the redemption, purchase, or the retirement of such Senior Securities. Notwithstanding any other provision hereof, "Senior Securities" shall not include Series A Preferred Stock.

                 (B) "Pro Forma Consolidated Cash Flow" shall mean for any period the Corporation's Consolidated Cash Flow for such period calculated on a pro forma basis to give effect to any Asset Disposition or acquisition of assets not in the ordinary course of business (including acquisitions by merger, consolidation or purchase of capital stock) during such period or thereafter as if such Asset Disposition or acquisition had taken place on the first day of such period.

                 (C) "Consolidated Cash Flow" shall mean for any period the Corporation's Consolidated Net Income for such period plus (i) the Corporation's Consolidated Interest Expense for such period plus (ii) the consolidated income tax expense of the Corporation and its consolidated subsidiaries for such period plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Corporation and its consolidated subsidiaries for such period plus (iv) other non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), minus (v) non-cash items increasing Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of and the depreciation and amortization and other non-cash charges of any of the Corporation's consolidated subsidiaries shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such subsidiary was included in calculating the Consolidated Net Income of the Corporation and only if and to the extent such subsidiary could have paid such amount at the date of determination as a dividend to the Corporation by such subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or its stockholders.

                 (D) "Consolidated Net Income" shall mean for any period the net income (or loss) of the Corporation and its subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles ("GAAP"); provided that there shall be excluded therefrom (i) the net income (but not the loss) of any subsidiary which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to the Corporation except to the extent of the amount of dividends or other distributions actually paid to the Corporation by such subsidiary without violation of any such restrictions, (ii) the net income (or loss) of any Person that is not a consolidated subsidiary of the Corporation except to the extent of the amount of dividends or other distributions actually paid to the Corporation by such Person during any period, (iii) any gain or loss on any Asset Disposition by the Corporation or any of its subsidiaries and (iv) any extraordinary gain or loss.

                 (E) "Consolidated Interest Expense" shall mean for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Corporation and its consolidated subsidiaries for such period determined in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of),
         (i) the amortization of Debt discounts; (ii) any payments of fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; and (iv) the interest component associated with capital lease obligations.

                 (F) "Asset Disposition" shall mean any transfer, conveyance, sale, lease or other disposition by the Corporation or any of its subsidiaries (including a consolidation or merger or other sale of any such subsidiary with, into or to another Person in a transaction in which such subsidiary ceases to be a subsidiary, but excluding a disposition by a subsidiary of such Person to such Person or a wholly owned subsidiary of such Person or by such Person to a wholly owned subsidiary of such Person, and excluding the creation of a lien, pledge or security interest) of (i) shares of capital stock (other than directors' qualifying shares) or other ownership interests of a subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business, in any case where the consideration received by such Person or a subsidiary of such Person or the fair market value of the assets subject to such disposition exceeds $1 million.

                 (G) "Debt" shall mean (without duplication), whether recourse is to all or a portion of the assets of the Corporation or any of its subsidiaries, and whether or not contingent, (i) every obligation of the Corporation or any of its subsidiaries for money borrowed, (ii) every obligation of the Corporation or any of its subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of the Corporation or any of its subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Corporation or any of its subsidiaries, (iv) every obligation of the Corporation or any of its subsidiaries issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of the Corporation or any of its subsidiaries, (vi) Attributable Debt of the Corporation or any of its subsidiaries, (vii) the maximum fixed redemption or repurchase price of Redeemable Stock (other than Series A Preferred Stock) of the Corporation or any of its subsidiaries at the time of determination,
         (viii) every obligation of the Corporation or any of its subsidiaries secured by a lien on any asset of the Corporation or any of its subsidiaries (whether or not such obligation is assumed by the Corporation or any of its subsidiaries); provided, however, that, unless such Debt constitutes Debt of the referent Person pursuant to any other clause of this definition, the amount of such Debt shall be the lesser of (A) the fair market value of such asset and (B) the amount of such Debt, and (ix) every obligation of the type referred to in clauses (i) through (viii) of the Corporation or any of its subsidiaries and all dividends of the Corporation or any of its subsidiaries the payment of which, in either case, the Corporation has guaranteed or for which the Corporation is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise and provided further that none of the following shall constitute Debt:
         (i) guarantees by subsidiaries of Debt under any bank credit facility incurred by the Corporation; (ii) Debt owed by the Corporation to any wholly owned subsidiary of the Corporation or owed by any wholly owned subsidiary of the Corporation to the Corporation or any other wholly owned subsidiary of the Corporation (but only so long as such Debt is held by the Corporation or such wholly owned subsidiary); (iii) debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two business days of its incurrence; and (iv) renewals of guarantees permitted by clause (i) above.

                          For purposes of determining any particular amount of Debt under this covenant, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included. For the purpose of determining compliance with this covenant, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Corporation, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses; and
         (B) the amount of Debt issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                 (H) "Attributable Debt" in respect of a sale and leaseback transaction shall mean, at the time of determination the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale and leaseback transaction for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

                 (I) "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization or other business entity, and a government or agency or political subdivision thereof.

                          (J) "Refinancing Debt" shall mean (i) any Debt of the Corporation that renews, refunds or extends any outstanding Debt of the Corporation or a subsidiary of the Corporation which Debt was incurred in compliance with this Certificate of Designation, and
         (ii) any Debt of a subsidiary of the Corporation that renews, refunds or extends any Debt of such Subsidiary which Debt was incurred in compliance with this Certificate of Designation in the case of both clauses (i) and (ii) in an amount not to exceed the outstanding principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the debt refinanced or the amount of any premium reasonably determined by the Corporation as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Corporation incurred in connection with such refinancing.

                 (c) Means of Voting. The rights of the holders of Series B Junior Convertible Preferred Stock under this Section 4 may be exercised (i) at a meeting of the holders of shares of such Series B Junior Convertible Preferred Stock, called for the purpose by the Corporation; or (ii) by written consent signed by the holders of the requisite percentage of the then outstanding shares of the Series B Junior Convertible Preferred Stock, delivered to the Secretary or Assistant Secretary of the Corporation. Except to the extent otherwise provided herein or to the extent that holders of a majority of the Series B Junior Convertible Preferred Stock decide otherwise, any meeting of the holders of Series B Junior Convertible Preferred Stock shall be conducted in accordance with the provisions of the By-Laws of the Corporation applicable to meetings of stockholders. In the event of a conflict or inconsistency between the By-Laws of the Corporation and any term of this Certificate of Designation, including, but not limited to this Section 4, the terms of this Certificate of Designation shall prevail.


         5.      CONVERSION

                 Subject to and upon the approval of this Section 5 by the holders of the Common Stock, Shares of Series B Junior Convertible Preferred Stock may be converted into shares of Common Stock, on the terms and conditions set forth in this Section 5.

                 (a) Optional Conversion. Beginning on each of September 1, 1997, December 1, 1997, March 1, 1998, and June 1, 1998 (each such date, a "Conversion Date"), each holder that was issued Series B Junior Convertible Preferred Stock on the Initial Issuance Date or upon conversion of the Corporation's Common Stock Equivalent Preferred Stock (or, in either case, such holder's permitted transferees) shall have right, at any time and from time to time thereafter, to convert up to 25% of that number of shares of Series B Junior Convertible Preferred Stock so issued to such holder plus shares of Series B Junior Convertible Preferred Stock issued as dividends on such shares (and as dividends on such dividends) into that number of shares of Common Stock equal to the Stated Value of the shares converted divided by the Conversion Price on the respective Conversion Date, subject to adjustment as provided in
Section 5(h). In the event the Corporation delivers a notice of redemption of Series B Junior Convertible Preferred Stock pursuant to Section

6(c) below, a holder of the Series B Junior Convertible Preferred Stock may elect, by written notice delivered within 15 business days after receipt of the notice of redemption, to convert any or all shares of Series B Junior Convertible Preferred Stock which are subject to the notice of redemption and are convertible on the date notice is deemed given under Section 5(h).

                 (b) Conversion Price. The Conversion Price of the shares of Series B Junior Convertible Preferred Stock convertible on each Conversion Date shall be the average of the Closing Prices of the Common Stock of the Corporation for the 10 Trading Days prior to each such Conversion Date. For purposes of this Certificate of Designation:

                          (i) the term "Closing Price," on any Trading Day, shall mean the last reported sale price, or in case no such sale takes place on such day, the average of the closing bid and asked prices, for the Common Stock.

                          (ii) the term "Trading Day" shall mean (A) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (B) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq National Market System, or (C) if the Common Stock is not listed on any stock exchange or traded on the Nasdaq National Market System, a day on which the Common Stock is traded in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

                 (c) Common Stock. The Common Stock to be issued upon conversion hereunder shall be fully paid and nonassessable.

                 (d) Procedures for Conversion. (i) In order to convert shares of Series B Junior Convertible Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefore, duly endorsed for transfer, at any time during normal business hours, to the Corporation at its principal or at such other office or agency then maintained by it for such purpose (the "Payment Office"), accompanied (or preceded as required by Section 5(a)) by written notice to the Corporation of such holder's election to convert and (if so required by the Corporation or any conversion agent) by an instrument of transfer, in form reasonably satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney, and any cash payment required pursuant to
Section 5(d)(iii).   As promptly as practicable after the surrender for
conversion of any share of the Series B Junior Convertible Preferred Stock in the manner provided in the preceding sentence, and the payment in cash of any amount required by the provisions of Section 5(d)(iii), but in any event within three Trading Days of such surrender for payment, the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares in proper order for conversion, and all rights of the holder of such share as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

                          (ii)             The Corporation shall not be
required to issue fractional shares of Common Stock upon conversion of shares of Series B Junior Convertible Preferred Stock. At the Corporation's discretion, in the event the Corporation determines not to issue fractional shares, in lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price.

                          (iii)            The issuance of certificates for
shares of Common Stock upon conversion shall be made without charge for any issue, stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                 (e) Reservation of Stock Issuable Upon Conversion. Subject to the approval of the holders of Common Stock of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Corporation to not less than 60,000,000 shares, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Junior Convertible Preferred Stock, 3,500,000 shares of Common Stock. If at any time the number of authorized and unissued shares of Common Stock that are reserved for issuance upon conversion of the shares of Series B Junior Convertible Preferred Stock, shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Junior Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite stockholder approval and upon such approval, the Corporation shall reserve and keep available such additional shares solely for the purpose of effecting the conversion of the shares of the Series B Junior Convertible Preferred Stock.

                 (f) Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of Series B Junior Convertible Preferred Stock shall be deemed given five days after such notice is deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation, or the next business day after such notice is delivered to a recognized overnight courier service with next-business day delivery specified.

                 (g)      Reorganization, Merger or Sale of the Corporation.

                          (i) Notwithstanding any other provision hereof, in case of (A) any reorganization or any reclassification of the capital stock of the Corporation or (B) any merger of the Corporation, that in any such case results in the Common Stock being converted into other securities or property, or the right to receive other securities or property, then provision shall be made so that, upon consummation of such reorganization, reclassification or merger, each share of Series B Junior Convertible Preferred Stock which was convertible into Common Stock on the Trading Day immediately prior to the initial announcement of the transaction or of a proposed transaction that ultimately resulted in the transaction, shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series B Junior Convertible Preferred Stock would have been entitled assuming conversion on such Trading Day. In any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Junior Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series B Junior Convertible Preferred Stock.

                          (ii) In case of any merger, consolidation, reclassification or other similar reorganization, to the extent the Corporation is not the surviving entity, and the Corporation or the holders do not otherwise redeem or convert all outstanding shares of Series B Junior Convertible Preferred Stock, the Series B Junior Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of the surviving corporation having, in respect of the surviving corporation, substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series B Junior Convertible Preferred Stock had immediately prior to such transaction.

                 (h) Adjustments. The number of shares of Common Stock issuable upon conversion of shares of the Series B Junior Convertible Preferred Stock that are then outstanding and that prior to the relevant date have become convertible into Common Stock pursuant to Section 5(a) ("Then-Convertible Shares") shall be subject to adjustment from time to time as follows:

                 (i) Stock Dividends; Stock Splits; Reverse Stock Splits. In case the Corporation shall (A) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (B) subdivide or reclassify its outstanding Common Stock, or (C) combine its outstanding Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon conversion of each Then-Convertible Share that was convertible immediately prior to the record date for such dividend or combination or the effective date of such subdivision or reclassification shall be adjusted so that the holder of each such share shall thereafter be entitled to receive the kind and number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such share been converted in full immediately prior to the happening of such event or any record date with respect thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, the number of shares of Common Stock issuable upon conversion of each such share shall be subject to further adjustments under this
         Section 5(h). An adjustment made pursuant to this Section 5(h)(i) shall become effective at the record date, if any, for such event.

                 (ii) Distributions to Stockholders. In case the Corporation shall issue to holders of its Common Stock rights, options, warrants or convertible or exchangeable securities (collectively, the "rights") entitling them to subscribe for or purchase Common Stock at a price per share of Common Stock (determined by dividing (A) the total amount receivable by the Corporation in consideration of the issuance of such rights plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights) that is lower than the Current Market Price per share of Common Stock in effect immediately prior to such issuance, then the number of shares of Common Stock issuable upon conversion of all Then-Convertible Shares shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all Then-Convertible Shares by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation in connection with such issuance (as defined in the following sentence) would purchase at the then Current Market Price per share of Common Stock. For purposes of this Section 5(h), the "Current Market Price" per share of Common Stock for any date shall mean average of the Closing Prices of the Common Stock for the 10 Trading Days prior to such date. For purposes of this Section 5(h)(ii), the "aggregate consideration to be received by the Corporation" in connection with any issuance of such rights shall be deemed to be the consideration received by the Corporation for such rights plus any consideration or premiums stated in such rights to be paid for the shares of Common Stock covered thereby. Any increase of the number of shares of Common Stock issuable upon exercise of all Then-Convertible Shares made pursuant to this Section 5.02(b) shall be allocated among such Then-Convertible Shares on a pro rata basis.

                 (iii) Issuance of Common Stock at Lower Values. In case the Corporation shall, in a transaction to which Section 5(h)(i) is inapplicable (and, in any event, other than upon conversion of Series A Preferred Stock, Series B Junior Convertible Preferred Stock or the Corporation's Common Stock Equivalent Convertible Preferred Stock, or upon exercise of any warrants or employee stock options that were outstanding on the Initial Issuance Date or pursuant to contractual commitments to which the Corporation was bound on the Initial Issuance
         Date), issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by the Corporation in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower (at the date of such sale or issuance) than the Current Market Price per share of Common Stock in effect immediately prior to such sale or issuance or for no consideration, then in each case the number of shares of Common Stock thereafter issuable upon the conversion of the Then-Convertible Shares shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all Then-Convertible Shares by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance, plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon conversion or exchange of such convertible or exchangeable securities, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation (as defined in the following paragraph) in connection with such sale or issuance would purchase at the then Current Market Price per share of Common Stock.

                 For the purpose of such adjustments the "aggregate consideration to be received by the Corporation" therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities plus any consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

                 In case the Corporation shall issue or sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of

         Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of Sections 5(h)(ii) and 5(h)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of such property. In case the Corporation shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of Sections 5(h)(ii) and 5(h)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                 Any increase of the number of shares of Common Stock issuable upon conversion of Then-Convertible Shares made pursuant to this
         Section 5(h)(iii) shall be allocated among such Then-Convertible Shares on a pro rata basis.

                          (iv) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange rights that have previously resulted in an adjustment under this Section 5(h), if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon conversion of Then- Convertible Shares shall be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of shares issuable upon conversion of Then-Convertible Shares by a number that is in excess of the amount or number of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights or shall have the effect of decreasing the number of shares of Common Stock that have been issued upon conversion of any shares of Series B Junior Convertible Stock prior to the date of such readjustment.

                          (v) De minimis Adjustments. No adjustment in the number of shares of Common Stock issuable under any Then-Convertible Shares shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon a conversion of Then-Convertible Shares; provided, that any adjustments which by reason of this Section 5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                          (vi) Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the conversion of Then-Convertible Shares is adjusted, as herein provided, the Corporation shall deliver to the holders thereof a certificate of a firm of independent public accountants selected by the Board of Directors of the Corporation (who may be the regular accountants employed by the Corporation) setting forth the number of shares of Common Stock or other stock or property issuable upon the conversion of each Then-Convertible Share after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made and shall promptly mail by first class mail, postage prepaid, to each holder notice of such adjustment or adjustments.


         6.      OPTIONAL REDEMPTION

                 (a)      Redemption Price.   The Corporation, at its sole
option, may redeem shares of the Series B Junior Convertible Preferred Stock, in whole or part, for cash, at any time or from time to time, for a redemption price per share equal to the sum of the Stated Value and any accrued and unpaid dividends on such shares.

                 (b) Selection of Shares to be Redeemed. If fewer than all of the outstanding shares of the Series B Junior Convertible Preferred Stock are to be called for redemption, such redemption of Series B Junior Convertible Preferred Stock will apply to shares of Series B Junior Convertible Preferred Stock in the order they became or will become convertible pursuant to
Section 5(a), i.e., if the Corporation redeems 50% of the outstanding shares of Series B Junior Convertible Preferred Stock, then the remaining shares of Series B Junior Convertible Preferred Stock would not become convertible until the third and fourth Conversion Dates (March 1, 1998 and June 1, 1998). If following a notice of redemption pursuant to Section 6(c), holders exercise their right to convert shares of Series B Junior Convertible Preferred Stock pursuant to Section 5(a), then the Corporation may elect to redeem only those shares to be called for redemption that have not been converted or may elect to redeem the full number of shares called for redemption, subject to the order of redemption set forth in the preceding sentence. Subject to the foregoing, the number of shares of Series B Junior Convertible Preferred Stock called for redemption shall be redeemed ratably from each holder of Series B Junior Convertible Preferred Stock proportionate to the amount of Series B Junior Convertible Preferred Stock held by each holder after giving effect to any conversion pursuant to Section 5(a).

                 (c) Notice of Redemptions. Notice of redemptions shall be given by first class mail, postage prepaid, mailed not less than 20 nor more than 60 business days prior to the redemption date or, if such notice period is not feasible in connection with a transaction described in Section 5(g), such notice period as is practicable in the circumstances, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series B Junior Convertible Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and
(v) if applicable, that the right to convert Series B Junior Convertible Preferred Stock pursuant to Section 5 will expire unless exercised within 15 business days after receipt of the notice of redemption.

                 (d) Cessation of Dividends on Shares Redeemed. Notice having been mailed as stated in subsection (c) above, from and after the close of business on the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of the Series B Junior Convertible Preferred Stock redeemed shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 (e) Status of Redeemed or Converted Shares. Upon redemption or conversion, any shares of the Series B Junior Convertible Preferred Stock which have been so redeemed or converted shall be retired and thereafter have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors or a duly authorized committee thereof.


         7.      MANDATORY REDEMPTION.

         On ____________, 2009 (the "Final Redemption Date")(1/), the Corporation shall redeem from any source of funds legally available therefor, in the manner provided in Section 6(c) above, all of the shares of the Series B Junior Convertible Preferred Stock then outstanding at a redemption price equal to the Stated Value per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share to the Final Redemption Date.

         8.      PREEMPTIVE RIGHTS.

         No shares of Series B Junior Convertible Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

---------------------
(1/)     [Twelfth anniversary of the Initial Issuance Date]

                                 Exhibit 4.1(c)


                  CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                          OPTIONAL AND OTHER RIGHTS OF
              COMMON STOCK EQUIVALENT CONVERTIBLE PREFERRED STOCK
                                       OF
                                METROCALL, INC.

                 Metrocall, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly held on January 17, 1997, adopted the following resolution:

                 WHEREAS, the Board of Directors of the Corporation is authorized by the Amended and Restated Certificate of Incorporation to issue up to 1,000,000 shares of preferred stock in one or more classes or series and, in connection with the creation of any class or series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the class or series and the qualifications, limitations or restrictions thereof; and

                 WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock and the number of shares constituting the series;

                 NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex B attached to this resolution.



                                        -------------------------------------
                                        Shirley B. White
                                        Assistant Secretary

ATTEST:

--------------------------
Vincent D. Kelly
Chief Financial Officer

                                                                         ANNEX B

              COMMON STOCK EQUIVALENT CONVERTIBLE PREFERRED STOCK

                 The powers, designations, preferences and relative, participating, optional or other rights of the Common Stock Equivalent Convertible Preferred Stock of Metrocall, Inc. (the "Corporation") are as follows:


         1.      DESIGNATION AND AMOUNT.

                 This series of preferred stock shall be designated as "Common Stock Equivalent Convertible Preferred Stock." The number of authorized shares
constituting this series shall be 4,000 shares.   The Common Stock Equivalent
Convertible Preferred Stock will be issued in fractional shares equal to .001 share of preferred stock (each such fractional share, a "CSE").

         2.      DIVIDENDS.

                 Holders of the CSEs shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), a dividend per CSE equal to any dividend declared and paid with respect to a share of Common Stock of the Corporation, $.01 par value ("Common Stock"). No dividends shall be declared or paid or set apart for payment on any Common Stock unless dividends required by the previous sentence have been or contemporaneously are declared and paid with respect to the CSEs.

         3.      LIQUIDATION PREFERENCE.

                 In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the CSEs will be entitled to share equally with the holders of Common Stock in the assets and funds of the Corporation available for distibution after payments in respect of any classes of capital stock of the Corporation entitled to payment upon liquidation in preference to the Common Stock. Any assets or funds available for distribution pursuant to the foregoing sentence shall be distributed ratably in proportion to the number of CSEs or shares of Common Stock owned by any holder of CSEs and/or Common Stock.

         4.      VOTING RIGHTS.

                 The CSEs will have no voting rights, except for the following or as otherwise provided by law:

                 (a) Each CSE shall have one vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, and the CSEs and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

                 (b) So long as the CSEs are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then-outstanding CSEs, voting as a single class, amend, repeal, modify or supplement this Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Common Stock Equivalent Convertible Preferred Stock ("Certificate of Designation").


         5.      CONVERSION

                 (a)      Automatic Conversion.   (i) Subject to and upon the
approval by the stockholders of the Corporation of an amendment to the Corporation's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock such that, after reservation of shares for conversion under any other series of Preferred Stock of the Corporation in accordance with the terms thereof and for issuance pursuant to exercise of outstanding stock options or pursuant to other contractual obligations, there will be authorized and unissued a number of shares equal to at least the number of CSEs outstanding ("Stockholder Approval"), each issued and outstanding CSE will be automatically and without any further action by the holders thereof or the Corporation, converted into one (1) share of Common Stock. Upon such conversion, each outstanding certificate representing CSEs will be deemed to represent the equivalent number of shares of Common Stock, subject to the right of holders of CSEs to receive certificates representing shares of Common Stock pursuant to Section 5(c).

                          (ii)    In the event that the Stockholder Approval is
not obtained on or prior to June 1, 1997, each issued and outstanding CSE on that date will be automatically and without any further action by the holders thereof converted into that number of shares (or fractions of shares) of the Corporation's Series B Junior Convertible Preferred Stock ("Series B Preferred Shares") equal to the Share Value of such CSE (as defined below) of the CSE divided by $10,000. Upon such conversion, each outstanding certificate representing CSEs will be deemed to represent the number of Series B Preferred Shares into which such CSE has been converted, subject to the right of holders of CSEs to receive certificates representing Series B Preferred Shares pursuant to Section 5(c).

                          (iii)   For purposes of this Certificate of
Designation:

                                  (A)     the term "Share Value" shall mean the
         average of the Closing Prices of the Common Stock for the 10 Trading Days prior to the date of initial issuance of CSEs.

                                  (B)     the term "Closing Price," on any
         Trading Day, shall mean the last reported sale price, or in case no such sale takes place on such day, the average of the closing bid and asked prices, for the Common Stock.

                          (C) the term "Trading Day" shall mean (1) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (2) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq National Market System, or (3) if the Common Stock is not listed on any stock exchange or traded on the Nasdaq National Market System, a day on which the Common Stock is traded in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).


                 (b) Common Stock and Series B Preferred Shares. The Common Stock and Series B Preferred Shares, as applicable, to be issued upon conversion hereunder shall be fully paid and nonassessable.

                 (c) Procedures for Conversion. (i) In order to receive certificates representing shares of Common Stock or Series B Preferred Shares, as applicable, the holder thereof shall surrender the certificate or certificates representing CSEs, duly endorsed for transfer, at any time during normal business hours, to the Corporation at its principal or at such other office or agency then maintained by it for such purpose (the "Payment Office"), accompanied (if so required by the Corporation or any conversion agent) by an instrument of transfer, in form reasonably satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney, and any cash payment required pursuant to Section 5(c)(ii). As promptly as practicable after the surrender for conversion of any CSE in the manner provided in the preceding sentence, and the payment in cash of any amount required by the provisions of Section 5(c)(ii), the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of shares of Common Stock or Series B Preferred Shares, as applicable, issuable upon such conversion, issued in such name or names as such holder may direct.

                          (ii)    The issuance of certificates for shares of
Common Stock or Series B Preferred Shares, as applicable, upon conversion shall be made without charge for any issue, stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                 (d) Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of CSEs shall be deemed given five days after such notice is deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation, or the next business day after such notice is delivered to a recognized overnight courier service with next-business day delivery specified.

                 (e) Reorganization, Merger or Sale of the Corporation. Notwithstanding any other provision hereof, so long as the CSEs are outstanding, in case of (A) any reorganization or any reclassification of the capital stock of the Corporation or (B) any merger of the Company, that in any such case results in the Common Stock being converted into other securities or property, or the right to receive other securities or property, then provision shall be made so that, upon consummation of such reorganization, reclassification or merger, each CSE shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of a share of Common Stock would have been entitled assuming conversion on the record date for such transaction.

                 (f)      Adjustments.

                         (i) Stock Dividends; Stock Splits; Reverse Stock Splits. If, while the CSEs are outstanding, the Corporation (i) subdivides (by stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares or
         (ii) combines (by reverse stock split, reclassification or otherwise) its outstanding shares of Common Stock into a smaller number of shares, each CSE shall automatically and without further action by the Corporation or any Holder be similarly subdivided or combined, and the
         Share Value shall be correspondingly adjusted.   Each outstanding
         certificate representing CSEs shall thenceforth be deemed to represent that number of CSEs necessary to reflect such subdivision or combination.

                         (ii) Distributions to Stockholders. In case, while the CSEs are outstanding, the Corporation shall issue to holders of its Common Stock rights, options, warrants or convertible or exchangeable securities (collectively, the "rights") entitling them to subscribe for or purchase Common Stock, then each CSE shall receive the same rights as each share of Common Stock. No distribution of rights shall be made unless the distributions required by the previous sentence have been or contemporaneously are distributed with respect to the CSEs.

                          (iii)   Notice of Adjustment.  Whenever an
         adjustment is made, as herein provided, the Corporation shall deliver to the holders a certificate of a firm of independent public accountants selected by the Board of Directors of the Corporation (who may be the regular accountants employed by the Corporation) setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made and shall promptly mail by first class mail, postage prepaid, to each holder notice of such adjustment or adjustments.

                 (g) Status of Converted Shares. Upon conversion, all shares of Common Stock Equivalent Convertible Preferred Stock shall be retired and thereafter have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors or a duly authorized committee thereof.

         6.      REDEMPTION

         The CSEs shall not be  redeemable.

         7.      PREEMPTIVE RIGHTS.

         No shares of Common Stock Equivalent Convertible Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

                                  Exhibit 4.5

                           INDEMNITY ESCROW AGREEMENT

                 This Indemnity Escrow Agreement (the "Agreement") is entered into this __th day of __________, 1997, by and among Page America Group, Inc., a New York corporation, Page America of New York, Inc., a New York corporation, Page America of Illinois, Inc., an Illinois corporation, Page America Communications of Indiana, Inc., an Indiana corporation, Page America of Pennsylvania, Inc., a Pennsylvania corporation (collectively, the "Sellers" and each individually a "Seller"), Metrocall, Inc., a Delaware corporation (the
"Buyer"), and [               ] (the "Escrow Agent").

                                    RECITALS

                 WHEREAS, Sellers and Buyer executed an Amended and Restated Asset Purchase Agreement dated as of January 30, l997 (the "Purchase Agreement"), pursuant to which Sellers agreed to sell and Buyer agreed to buy all of Sellers' Assets upon the terms and conditions set forth in the Purchase Agreement; and

                 WHEREAS, pursuant to the Purchase Agreement, Sellers and Buyer have agreed to place a portion of the purchase price for the Assets consisting of Metrocall Common Stock or Common Stock Equivalents having a Share Value (as defined in Section 4.1(a)(iv) of the Purchase Agreement) of Four Million Dollars ($4,000,000) (the "Escrow Shares") in an escrow account ("Indemnity Escrow Account") as hereinafter described; and

                 WHEREAS, the Escrow Agent is an unrelated third party and has agreed to act as Escrow Agent for the Indemnity Escrow Account pursuant to this Agreement.

                 NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, including those described above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings given them in the Purchase Agreement.

                 2. Purpose of the Indemnity Escrow Account. The Indemnity Escrow Account is being established to satisfy, at least in part, any indemnification claims made by Buyer against Sellers pursuant to Section 11.1 of the Purchase Agreement.

                 3. Delivery of the Indemnity Escrow Account to the Escrow Agent. Concurrently with the Closing and following the execution of this Agreement, Buyer will, in accordance with Section 4.1(b)(ii) of the Purchase Agreement, deliver the Escrow Shares to the Escrow Agent for deposit in the Indemnity Escrow Account. The Escrow Shares will be registered in the name of the Escrow Agent, as Escrow Agent under this Agreement. The Escrow Shares will be voted as directed by Sellers.

                 4. Maintenance of the Indemnity Escrow Account. Upon receipt of the property specified in Paragraph 3, the Escrow Agent shall maintain such property in the Indemnity Escrow Account and, during the term of this Agreement, the Escrow Agent agrees to hold such property and any accumulated income thereon in the Indemnity Escrow Account in escrow, to invest any income thereon in Permitted Investments and to disburse amounts in the Indemnity Escrow Account (including any income) in accordance with Paragraphs 5 and 6 of this Agreement. As used herein, the term "Permitted Investments" shall mean
(a) United States Treasury Obligations having a term to maturity of no more than 180 days, (b) money market bank accounts and mutual funds, provided that the amount invested in money market bank accounts and mutual funds shall not exceed $10,000 and (c) any other investment approved by Sellers and Buyer in writing.

                 5. Claims Against and Disbursements from the Indemnity Escrow Account.

                 (a) Claims Procedure. To make a claim against the Indemnity Escrow Account, Buyer shall submit a written notice ("Notice") to the Escrow Agent which sets forth a representation that Buyer or any other person indemnified under Section 11.1 of the Purchase Agreement ("Claimant" or "Claimants") has incurred an indemnifiable loss, liability, claim, damage or expense ("Loss") or there has been a claim asserted against Buyer that could result in a Loss, which Notice shall include information regarding (A) the type of Losses for which indemnification is sought under Section 11.1 of the Purchase Agreement, and (B) the dollar amount of such Losses, or, if the amount of such Loss cannot be quantified, a good faith estimate of the Loss. Such Notice shall be include a certificate of Buyer that Claimant has complied with any applicable provisions of the Purchase Agreement regarding such Losses. Buyer shall also therein verify that a copy of such Notice has been sent to Sellers.

                 (b) Disbursements. Following receipt of the Notice, the Escrow Agent shall release to Buyer, from the Indemnity Escrow Account, on the first (1st) business day following the fourteenth (14th) day after the Escrow Agent's receipt of the Notice, that number of Escrow Shares having an aggregate Share Value equal to the amount of any Losses claimed in the Notice; provided, however, that the Escrow Agent shall not make any disbursements as provided herein if the Escrow Agent receives an objection ("Notice of Objection") in writing, signed by each of the Sellers, within the relevant period, accompanied by a certificate from each of the Sellers that Sellers have sent a copy of such Notice of Objection to Buyer.

                 If a Notice of Objection is sent, Buyer and Sellers shall negotiate in good faith to resolve the objection set forth in the Notice of Objection. If Buyer and Sellers resolve the objection, they shall sign and deliver to the Escrow Agent a notice (the "Joint Notice") to such effect indicating the amount, if any, of the resolved claim and the Escrow Agent shall, within two (2) business days of receipt of the Joint Notice, release that number of Escrow Shares having an aggregate Share Value equal to such amount from the Indemnity Escrow Account to the Buyer.

                 If Buyer and Sellers are unable to resolve the objection through negotiation, the Escrow Agent shall make a disbursement from the Indemnity Escrow Account only upon receipt of a judgment of a court of competent jurisdiction directing disbursement, together with a certification of Buyer that such judgment is final and non-appealable. The Escrow Agent shall, within two (2) business days of receipt of the order, release Escrow Shares in the Indemnity Escrow Account as directed by the judgment. For purposes of calculating the number of Escrow Shares to be released in payment of any losses, the parties agree that such shares shall be valued at the Share Value.

                 6. Delivery of the Indemnity Escrow Account to Sellers. The Escrow Agent shall deliver to Sellers on April 1, 1998, all remaining property (including accumulated income) in the Indemnity Escrow Account in excess of Escrow Shares having an aggregate Share Value equal to the sum of (a) the amount of any Losses (including estimates) claimed in Notices delivered prior to the close of business on March 31, 1998 which have not been paid by the Escrow Agent plus (b) the amount of any Losses (including estimates) claimed in Notices which are the subject of a dispute pursuant to Notices of Objection as of such date.

                 7.  Escrow Agent.

                 (a) Sellers and Buyer hereby appoint the Escrow Agent and the Escrow Agent agrees to serve as Escrow Agent, pursuant to the terms of this Agreement.

                 (b) The Escrow Agent shall not be bound in any way by any of the terms of the Purchase Agreement or any other agreement between the parties other than this Agreement and shall be obliged only to hold and disburse amounts in the Indemnity Escrow Account in accordance with the terms of this Agreement.

                 (c) The Escrow Agent need not inquire into the genuineness of the signatures on any document submitted to it and purporting to be executed by Buyer or Sellers or their counsel, and may rely upon any instrument or signature that the Escrow Agent believes in good faith to be genuine, and may assume that any person purporting to give any writing, notice, advice or instruction in connection with this Agreement has been duly authorized to give such writing, notice, advice or instruction. The Escrow Agent may act upon the advice of counsel in connection with the performance by it of its duties under this Agreement.

                 (d) The Escrow Agent's fee for services rendered hereunder shall be as set forth on the attached schedule, which fee shall be shared equally by Buyer and Sellers.

                 (e) The Escrow Agent shall not be liable for, and Buyer and Sellers hereby agree to hold harmless and indemnify the Escrow Agent against, any and all liability and all expenses incurred in defending against or otherwise dealing with any claim of liability or legal proceeding of any kind that may arise in connection with its acting as Escrow Agent under this Agreement, except such liabilities as may result from the Escrow Agent's wilful misconduct or negligence.

                 (f) If the Escrow Agent shall be unable to act or shall resign as Escrow Agent hereunder, Buyer shall forthwith appoint a successor Escrow Agent ("Successor") reasonably satisfactory to Sellers. The Escrow Agent may at any time give written notice of its resignation to the other parties hereto. Such resignation shall take effect when the designated Successor accepts its appointment in writing. This Agreement may not be assigned by the Escrow Agent or any Successor without the prior written consent of the other parties hereto.

                 8.  Miscellaneous.

                 (a) This Agreement shall become effective on the date of execution and shall terminate on the date on which all principal and income in the Indemnity Escrow Account are disbursed in accordance with the terms of this Agreement and the Purchase Agreement.

                 (b) All notices to be sent hereunder shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:

                 If to Sellers, addressed to:

                 Bariston Associates, Inc.
                 One International Place
                 Boston, Massachusetts
                 Attn:  David A. Barry
                 Fax No.:  617-330-8951

                 with a copy to

                 Stroock, Stroock & Lavan
                 Seven Hanover Square
                 New York, New York
                 Attn:  Martin Neidell, Esq.
                 Fax No.:  212-806-6006

                 If to Buyer, addressed to:

                 Metrocall, Inc.
                 6677 Richmond Highway
                 Alexandria, Virginia 22306
                 Attn:  Vincent D. Kelly,
                 Chief Financial Officer and Treasurer
                 Fax No.:  703-768-9625

                 With a copy to:

                 Wilmer, Cutler & Pickering
                 2445 M Street, N.W.
                 Washington, D.C. 20037-1420
                 Attn:  Thomas W. White, Esq.
                 Fax No.:  202-663-6363

                 If to Escrow Agent, addressed to:





                 (c) The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the delivery of the amounts in the Indemnity Escrow Account by the Escrow Agent.

                 (d) In the event that any provision of this Agreement shall be found to violate public policy or to be otherwise void or unenforceable, such finding shall not invalidate any other provision of this Agreement.

                 (e) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument.

                 (f) This Agreement may not be assigned by any party hereto without the consent of the other parties.

                 (g) Any waiver by any party of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

                 (h) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without reference to the principles of conflicts of laws.

                 9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.


                                        BUYER

                                        METROCALL, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------


                                        SELLERS

                                        PAGE AMERICA GROUP, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        PAGE AMERICA OF NEW YORK, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        PAGE AMERICA OF ILLINOIS, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        PAGE AMERICA COMMUNICATIONS OF INDIANA,
                                        INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        PAGE AMERICA OF PENNSYLVANIA, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        ESCROW AGENT

                                        --------------------------

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                Exhibit 8.3.6(a)

                         REGISTRATION RIGHTS AGREEMENT


                 This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of __________________ , 1997, by and among METROCALL, INC., a Delaware corporation (the "Company"), and PAGE AMERICA GROUP, INC., a New York corporation ("Page America"), and the shareholders of Page America listed on the signature pages hereof (the "Shareholders"; together with Page America, the "Holders").

                                    RECITALS

                 WHEREAS, the Company, Page America, its wholly owned subsidiaries, Page America of New York, Inc., Page America of Illinois, Inc., an Illinois corporation, Page America Communications of Indiana, Inc., an Indiana corporation, and Page America of Pennsylvania, a Pennsylvania corporation (collectively, the "Sellers"), have entered into that certain Amended and Restated Asset Purchase Agreement, dated January 30, 1997 (the "Purchase Agreement"), pursuant to which, in pertinent part, the Company purchased and the Sellers sold all or substantially all of the Sellers' Assets ("the Asset Purchase and Sale");

                 WHEREAS, pursuant to the terms of the Purchase Agreement, the Company paid part of the Purchase Price in shares of the Company's common stock, par value $.01 per share , [("Common Stock") and the Company's Common Stock Equivalents ("CSEs"), which, subject to approval of the stockholders of the Company of an increase in the Company's authorized shares of Common Stock, will be converted into Common Stock ("CSE Conversion Shares; together with the Common Stock and the CSEs, the "Company Stock")], and

                 WHEREAS, the Company registered such shares of Company Stock on Form S-4 before the Closing of the Asset Purchase and Sale; and

                 WHEREAS, the Holders may be deemed to be underwriters of the Company Stock pursuant to Rule 145(c) of the Securities Act and may thus be subject, inter alia, to the volume limitations on the Holders' transfer of shares of Company Stock pursuant to Rule 144(e) promulgated under the Securities Act;

                 WHEREAS, as a result of the foregoing and pursuant to the terms of the Purchase Agreement, the Company has agreed to register the shares of Company Stock received by the Holders thereunder pursuant to the terms and conditions set forth herein.

                                   AGREEMENTS

                 NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       I.
                                  DEFINITIONS

                 1.       "Commission" means the Securities and Exchange
Commission.

                 2. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 3. "Registrable Securities" means the shares of Company Stock received by the Page America from the Company or by the Shareholders from Page America pursuant to the Purchase Agreement. Any Registrable Security will cease to be a Registrable Security when (i) such Registrable Security has been transferred pursuant to an effective registration statement under the Securities Act covering such Registrable Security, (ii) such Registrable Security is no longer held of record by any of the Holders or their successors or assigns, or (iii) the holder of such Registrable Security is then able to use Rule 144 promulgated under the Securities Act (or any successor provision) to transfer such Registrable Security without the volume limitations under Rule 144(e).

                 4. "Securities Act" means the Securities Act of 1933, as amended.

                                      II.
                             REGISTRATION STATEMENT

                 As soon as practicable following the issuance and transfer of Company Stock by the Company to Page America pursuant to the terms of the Purchase Agreement (but in no event later than twenty (20) days thereafter), the Company shall file with the Commission on Form S-3 (or such other form as may be appropriate) (the "Registration Statement"), with respect to the sale of all of the Registrable Securities and any other securities of the Company that the Company elects to include therein; provided, however, that the Registrable Securities shall have priority in inclusion in the Registration Statement over such other securities. The Company shall use its best efforts to have the Registration Statement declared effective by the Commission under the Securities Act as soon as possible, and to keep the Registration Statement effective as long as there are Registrable Securities. The Company further agrees, if necessary, to supplement or make amendments to the Registration Statement if required by the registration form used by the Company for the Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder, and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the Commission thereunder relating to the sale or other disposition of the securities covered by the Registration Statement. The Company may postpone for up to ninety (90) days the sale of any Registrable Securities pursuant to the Registration Statement if the Company reasonably believes that such sale will have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction; provided that the Company shall have the right to so postpone such filing or effectiveness only one (1) time during any period of twelve (12) consecutive months.

                                      III.

                            REGISTRATION PROCEDURES

                 Following the issuance of Company Stock by the Company to Page America pursuant to the terms of the Purchase Agreement, the Company will as expeditiously as possible:

                          (a)     furnish to the Holders, prior to the filing
of the Registration Statement, if requested in writing, copies of the Registration Statement as proposed to be filed, and thereafter furnish to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (including any exhibits thereto requested by such party), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as the Shareholder may reasonably request in writing in order to facilitate the disposition of the Registrable Securities owned by the Holders; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holders is subject to the receipt by the Company of reasonable assurances from the Holders that the Holders will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                          (b)     use its best efforts to register or qualify
the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders may reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                          (c)     notify the Holders in writing (i) at any time
when a prospectus relating thereto is required to be delivered under the Securities Act, and (ii) of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holders any such supplement or amendment;

                          (d)     make available for inspection by the Holders
and any attorney, accountant or other professional retained thereby (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such inspectors in connection with the Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by such party as a result of such inspections shall be deemed confidential and shall not be used by such party as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. The Holders further agree that they will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential; and

                          (e)     do any and all such other acts and things as
may be reasonably necessary or advisable to enable holders of Registrable Securities to consummate the public sale or other disposition of their Registrable Securities in such jurisdictions as are covered by the Registration Statement.

                 The Company may require the Holders to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

                 Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3(c) hereof, such Shareholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until receipt of the copies of the supplemented or amended prospectus contemplated by subsection 3(c) hereof, and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in their possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

                                      IV.

                             REGISTRATION EXPENSES

                 All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, including, without limitation, the following fees and expenses: (a) all registration and filing fees; (b) the fees and expenses of the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) the fees and disbursements of counsel for the Company, and the fees and expenses for independent certified public accountants, underwriters and other persons retained by the Company in connection with such registration; (e) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities; (f) fees of transfer agents and registrars; (g) fees of the national Association of Securities Dealers, Inc.; and (h) messenger and delivery expenses. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company, and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange on which any shares of Company Stock are then listed or quoted.

                                       V.
                         INDEMNIFICATION; CONTRIBUTION

                          (a)     INDEMNIFICATION BY THE COMPANY.  The Company
agrees to indemnify and hold harmless the Holders from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon the Company's breach of any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that the Company shall not be liable in any such case to the extent any of such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Holders expressly for use therein.

                          (b)     INDEMNIFICATION BY THE HOLDERS.  The Holders
agree to indemnify and hold harmless, on a several (and not joint) basis, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to information furnished in writing by the Holders or on their behalf expressly for use in the Registration Statement or prospectus relating to the Registrable Securities, any amendment or supplement thereto or any preliminary prospectus; provided that the obligation of the Holders to indemnify will be several and not joint, and the liability of each of the Holders will be in proportion to the net amount received by each Shareholder from the sale of Registrable Securities pursuant to the Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against the Holders, the Holders shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to the Holders, by the preceding subsection hereof.

                          (c)     CONDUCT OF INDEMNIFICATION PROCEEDINGS.  If
any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one cause action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, (which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action or proceedings, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement of judgment.

                          (d)     CONTRIBUTION.  If the indemnification
provided for in this Section 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgment referred to herein, then such Indemnifying Party, in lieu of Indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between the Company on the one hand and each Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Shareholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the means of subsection 11(f) of the Securities Act) shall, be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                          (e)     SURVIVAL.  The indemnity and contribution
agreements contained in this Section 5 shall remain operative and in full force and effect with respect to any sales of Registrable Securities made pursuant to the Registration Statement regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

                                      VI.
                                 MISCELLANEOUS

                          (a)     AMENDMENTS AND WAIVERS.  The provision of
this agreement may not be amended, modified or supplements, and waivers or consents to departures from the provisions hereof may not be given other than as initially agreed upon in writing by the Company and the Shareholder.

                          (b)     NOTICES.  All notices and other
communications provided for or permitted hereunder shall be made in writing by hand delivery, regular mail, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:


                                  (i)   if to the Holders, initially to:

                                        Bariston Associates, Inc.
                                        One International Place
                                        Boston, Massachusetts
                                        Attn:  David A. Barry
                                        Fax No.:  617-330-8951

                                        with a copy to:

                                        Stroock & Stroock & Lavan
                                        Seven Hanover Square
                                        New York, New York 10004
                                        Attn:  Martin Neidell, Esq.
                                        Fax No.:  212-806-6006

                                        and thereafter at such other address as
                                        may be designated from time to time by
                                        notice given in accordance with the
                                        provisions of this Section.

                                  (ii)  if to the Company:

                                        Metrocall, Inc.
                                        6677 Richmond Highway
                                        Alexandria, Virginia 22306
                                        Attn:  Vincent D. Kelly,
                                        Chief Financial Officer and
                                        Treasurer
                                        Fax No.:  703-768-9625

                                        with a copy to:

                                        Wilmer, Cutler & Pickering
                                        100 Light Street
                                        Baltimore, MD 20037-1420
                                        Fax No.:  410-986-2828.
                                        Attn: John B. Watkins, Esq.

                          (c)     SUCCESSORS AND ASSIGNS.  The Holders may not
assign any rights or benefits under this Agreement without prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may not assign any rights or benefits under this Agreement without prior written consent of the Holders, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the permitted successor and assigns of the Company and the Holders.

                          (d)     COUNTERPARTS.  This Agreement may be executed
in a number of identical counterparts and it shall not be necessary for the Company and the Holders to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

                          (e)     HEADINGS.  The headings in this Agreement are
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                          (f)     GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

                          (g)     SEVERABILITY.  If any provision of this
Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

                          (h)     ENTIRE AGREEMENT.  This Agreement is intended
by the Company and the Holders as final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Holders with respect to such subject matter.

                          (i)     THIRD PARTY BENEFICIARIES.  Other than
Indemnified Parties not a party hereto and the Holders, this Agreement is intended for the benefit of the Company and the Holders and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

                          (j)     EFFECTIVENESS.  This Agreement shall have no
force or effect unless and until the Company issues Company Stock to the Holders pursuant to terms of the Purchase Agreement.



                  [Remainder of Page Left Intentionally Blank]

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  THE COMPANY:

                                  METROCALL, INC.


                                  By:
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------

                                  PAGE AMERICA:

                                  PAGE AMERICA GROUP, INC.


                                  By:
                                      --------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------



                                  SHAREHOLDERS:


                                  ------------------------------


                                  ------------------------------


                                  ------------------------------


                                  ------------------------------


                                  ------------------------------


                      [Signatures Continued on Next Page]

                                  SHAREHOLDERS


                                  ------------------------------


                                  ------------------------------


                                  ------------------------------


                                  ------------------------------


                                  ------------------------------


                                  ------------------------------

                                Exhibit 8.3.6(b)

                         REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of ______________, 1997, by and among METROCALL, INC., a Delaware corporation (the "Company"), Page America Group, Inc., a New York corporation, Page America of New York, Inc., a New York corporation, Page America of Illinois, Inc., an Illinois corporation, Page America Communications of Indiana, Inc., an Indiana corporation, Page America of Pennsylvania, Inc., a Pennsylvania corporation (collectively, the "Sellers" and each individually a "Seller").


                                    RECITALS

         WHEREAS, Sellers and the Company executed an Amended and Restated Asset Purchase Agreement dated as of January 30, 1997 (the "Purchase Agreement"), pursuant to which Sellers agreed to sell and the Company agreed to buy all of Sellers' Assets upon the terms and conditions set forth in the Purchase Agreement;

         WHEREAS, as part of the consideration for the purchase of assets pursuant to the Purchase Agreement, the Company will issue to Sellers 1,500 shares of its Series B Junior Convertible Preferred Stock (the "Preferred Stock"), the terms and conditions of which are set forth in the Certificate of Designation (as hereinafter defined); and

         WHEREAS, in connection with the issuance of the Preferred Stock pursuant to the Purchase Agreement, the Company has agreed, on the terms and conditions set forth herein, to register shares of Common Stock as set forth below.

         NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01 "Certificate of Designation" means the Certificate or Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series B Junior Convertible Preferred Stock of Metrocall, Inc., the form of which is attached as Exhibit 4.1(a) to the Purchase Agreement.

         1.02 "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.03 "Conversion Shares" means shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), issuable upon conversion of Preferred Shares, provided, however, that any Conversion Share will cease to be a Conversion Share when (i) such Conversion Share has been transferred pursuant to an effective registration statement under the Securities Act covering such Conversion Share (but not including any transfer exempt from registration under the Securities Act), or (ii) the Holder of such Conversion Share is then able to use Rule 144 promulgated under the Securities Act (or any successor provision) to transfer such Conversion Share without regard to any restrictions pursuant to Rule 144(k) (but not including any transfer exempt from registration under the Securities Act).

         1.04 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         1.05 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.06 "Holder" means each Seller and each transferee permitted pursuant to Section 12.19 of the Purchase Agreement that has become a party to this Agreement as provided in Section 6.04.

         1.07 "Person" means an individual or corporation, partnership, trust, unincorporated organization, association or other entity and includes any Governmental Authority.

         1.08 "Preferred Shares" means the shares of Series B Junior Convertible Preferred Stock issued to the Sellers pursuant to the Purchase Agreement and any additional or replacement shares of Preferred Stock issued with respect to Preferred Shares upon any stock dividend, stock split, recapitalization or similar event.

         1.09 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         1.10 "Stockholder Approval" means the approval by the stockholders of the Company of the convertibility provisions of Section 5 of the Certificate of Designation.

                                   ARTICLE II

                              REGISTRATION RIGHTS

         2.01    Required Registration.

                 (a) In the event that the Stockholder Approval occurs, the Company shall prepare and file with the Commission a registration statement under the Securities Act with respect to resale of the Conversion Shares and shall use its best efforts to cause such registration statement to become effective promptly after filing. The registration statement with respect to the Conversion Shares shall be filed with the Commission within thirty (30) days after the Stockholder Approval.

                 (b) Except as provided in Section 2.01(c) of this Agreement, the Company shall use its best efforts to maintain the effectiveness of the registration statement filed pursuant to this Section 2.01 until such time as all Conversion Shares registered pursuant to the registration statement either have been transferred pursuant to the registration statement or are eligible to be sold pursuant to Rule 144 under the Securities Act without regard to any restrictions pursuant to Rule 144(k). Each Holder shall provide written notice to the Company within fifteen (15) days after it has sold all of its Conversion Shares registered pursuant to this Section 2.01.

                 (c)      The obligations of the Company under this Section
2.01 are subject to the condition that the Company shall be entitled to require the Holders to suspend for up to ninety (90) days once in any twelve month period the sale of Conversion Shares pursuant to a registration statement filed pursuant to this Section if (i) and for so long as the Board of Directors of the Company determines, in its reasonable judgment, that the sale of Conversion Shares pursuant thereto would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction by the Company, (ii) the Company promptly gives the Holders of the Conversion Shares written notice of such determination, and (iii) all other similarly situated shareholders shall also be subject to the same suspension. The Company shall have no obligation to maintain the effectiveness of a registration statement with respect to Conversion Shares during periods when the Holders are required to suspend the sale of such Conversion Shares as provided in this Section 2.01(c). As soon as practicable after the expiration of such periods, the Company shall amend its registration statement as necessary to permit the Holders to sell Conversion Shares pursuant to such registration statement.

                                  ARTICLE III

                            REGISTRATION PROCEDURES

         3.01 Company Obligations. Following the Stockholder Approval, the Company will:

                 (a) furnish to the Holders, prior to the filing of a registration statement pertaining to any Conversion Shares (each a "Registration Statement") or any prospectus, amendment or supplement thereto, copies of each such Registration Statement as proposed to be filed, which documents will be subject to the reasonable review and comments of the Holders (and their respective attorneys), and the Company will not file any such Registration Statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) to which the Holders shall reasonably object in writing; and thereafter furnish to the Holders such number of copies of such Registration Statement, each amendment and supplement thereto (including any exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as any Holder may reasonably request in writing in order to facilitate the disposition of the Conversion Shares registered pursuant to such Registration Statement; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to any Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that such Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                 (b) use its best efforts to register or qualify the Conversion Shares registered pursuant to such Registration Statement under such other securities or blue sky laws of such jurisdictions as a Holder may reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of such Conversion Shares; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                 (c) apply, prior to or concurrently with the filing of the Registration Statement, to the Nasdaq National Market System (or, if the Company is not listed on the Nasdaq National Market System, any other exchange on which the Company's Common Stock is then listed) for the listing of the Conversion Shares and use its best efforts to obtain the listing of such stock;

                 (d) notify the Holders in writing at any time when a prospectus relating to the Conversion Shares registered pursuant to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus or filing of a report incorporated in the prospectus by reference so that, as thereafter delivered to the purchasers of such Conversion Shares, such prospectus (including documents incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare, file with the Commission and make available to the Holders any such supplement, amendment or report incorporated in the prospectus by reference, including, without limitation, after any period referred to in Section 2.01(c);

                 (e) make available for inspection by the Holders of Conversion Shares to be registered pursuant to a Registration Statement and any attorney, accountant or other professional retained thereby (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records is generally available to the public. As a condition of receiving access to such confidential information described in clause (i) or (ii) of the preceding sentence, the Holders of such Conversion Shares shall agree that such confidential information obtained by them as a result of such inspections shall be deemed confidential and shall not be used by them as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public, it being understood that nothing in this sentence shall reduce the Company's obligations hereunder, including under Section 3.01(d). Each Holder further shall agree that it will, upon learning that disclosure of such Records from such Holder is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                 (f) obtain consents from its independent public accountants in customary form as required to obtain and maintain effectiveness of the registration statement;

                 (g) obtain an opinion or opinions from its counsel in customary form and reasonably satisfactory to the Holders and their respective legal counsel;

                 (h) make generally available to the Holders earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five days after the end of the twelve-month period beginning with the first month of the first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statements shall cover said twelve-month period;

                 (i) promptly notify each Holder of the issuance or threatened issuance of any stop order or other order suspending the effectiveness of a Registration Statement or preventing or suspending the use of any preliminary prospectus, prospectus or prospectus supplement, use reasonable efforts to prevent the issuance of any such threatened stop order or other order, and, if any such order is issued, use its best efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify each Holder of any such lifting or withdrawal;

                 (j) if requested by any Holder, the Company will promptly incorporate in a prospectus supplement or post-effective amendment to a Registration Statement such information concerning such Holder and such Holder's intended method of distribution as such Holder requests to be included therein (and which is not violative of an applicable law, rule or regulation, in the reasonable judgment of the Company, after consultation with its outside legal counsel), including, without limitation, with respect to any change in the intended method of distribution, the amount or kind of Conversion Shares being offered by such Holder, the offering price for such Conversion Shares or any other terms of the offering or distribution of the Conversion Shares, and the Company will make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                 (k) as promptly as practicable after the filing with the Commission of any document which is incorporated by reference into a registration statement, notify each Holder of such filing and deliver a copy of such document to each Holder;

                 (l) cooperate with the Holders to facilitate the timely preparation and delivery of certificates, not bearing any restrictive legends, unless otherwise required by the Holders, representing the Conversion Shares to be sold under the Registration Statement, and enable such Conversion Shares to be in such denominations and registered in such names as such Holders may request;

                 (m) cooperate with the Holders, their respective legal counsel and any other interested party (including any interested broker-dealer) in making any filings or submissions required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc.

                 (n) cause its subsidiaries to take all action necessary to effect the registration of the Conversion Shares contemplated hereby, including preparing and filing any required financial or other information;

                 (o) make available to the transfer agent for each class or series of Conversion Shares a supply of certificates or other instruments evidencing or constituting such Conversion Shares which shall be in a form complying with the requirements of such transfer agent, promptly after a registration thereof; and

                 (p) use its best efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period the Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable in connection with such registration or qualifications in all jurisdictions in which qualification or registration is necessary.

         3.02 Information from Holders. The Company may require the Holders to promptly furnish in writing to the Company such information regarding the distribution of the Conversion Shares as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         3.03 Suspension of Sales. The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3.01(d) hereof, they will immediately discontinue disposition of Conversion Shares pursuant to a Registration Statement until they receive copies of the supplemented or amended prospectus contemplated by subsection 3.01(d) hereof, and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in their possession, of the most recent prospectus (including any prospectus supplement) covering such Conversion Shares at the time of receipt of such notice or destroy all such copies.


                                   ARTICLE IV

                             REGISTRATION EXPENSES

         4.01 Except as provided in Section 4.02, all fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, including, without limitation, the following fees and expenses: (a) all Commission, National Association of Securities Dealers, Inc., stock exchange or other registration and filing fees and listing fees; (b) the fees and expenses of the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Conversion Shares); (c) printing expenses; (d) the fees and disbursements of counsel for the Company and of one counsel for the Holders, and the fees and expenses for independent certified public accountants and other persons retained by the Company in connection with such registration; (e) fees of transfer agents and registrars; and (f) messenger and delivery expenses. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company, and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange on which any shares of the Common Stock are then listed or quoted.

         4.02 The Holders shall pay all underwriting discounts and commissions and all of their internal expenses incurred in connection with the offering (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties but excluding fees and expenses of their counsel that are payable by the Company under Section 4.01).

                                   ARTICLE V

                         INDEMNIFICATION; CONTRIBUTION

         5.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners and members, and each of such Holder's legal counsel and independent accountants, if any, and each person controlling any such persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, and any of the foregoing incurred in settlement of any litigation, commenced or threatened) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any registration, qualification or compliance required hereunder or arising out of or based upon the Company's breach of any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that the Company shall not be liable in any such case to the extent any of such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder expressly for use therein.

         5.02 Indemnification by Holders. Each Seller agrees, and each other Holder that is not a signatory to this Agreement agrees by exercising any of its rights hereunder, severally to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company set forth above in (a), but only with respect to information furnished in writing by such Holder, or on its behalf expressly for use in the Registration Statement or prospectus relating to the Conversion Shares, any amendment or supplement thereto or any preliminary prospectus, under the heading "Selling Shareholders" and "Distribution" and provided that the obligation of each Holder to indemnify will be several and not joint. In case any action or proceeding shall be brought against the Company or its directors or officers any such controlling person, in respect of which indemnity may be sought against the Holder, the Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to the Holder, by the preceding
Section 5.01 hereof.  Each Holder's indemnity obligations under this Section
5.02 shall be limited to the net sales proceeds actually received in connection with the applicable offering.

         5.03 Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under Section 5.01 or
5.02 above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, or (b) such Indemnified Party shall have been advised by counsel that there is an actual or potential conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one cause of action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties unless there shall be conflicts of interest among such Indemnified Parties, in which case the Indemnifying Party shall be liable for the fees and expenses of additional counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding or any threatened action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action or proceedings, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The failure of any Indemnified Party to give prompt notice of a claim for indemnification hereunder shall not limit the Indemnifying Party's obligations to indemnify under this Agreement, except to the extent such failure is prejudicial to the ability of the

Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless (x) there is no finding or admission of any violation of any rights of any Person and no effect on any other claims that be made against any Indemnified Party, (y) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (z) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         5.04    Contribution.  If the indemnification provided for in this
Article V is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgment referred to herein, then such Indemnifying Party, in lieu of Indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between the Company on the one hand and any Indemnified Party entitled to indemnification under Section 5.01 on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Indemnified Party entitled to indemnification under Section 5.02 on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Indemnified Party entitled to indemnification under Section
5.02 on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the means of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5.05 Survival. The indemnity and contribution agreements contained in this Article V shall remain operative and in full force and effect with respect to any sales of Conversion Shares made pursuant to a registration statement filed pursuant to this Agreement regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (c) the consummation of the sale or successive resale of the Conversion Shares.

                                   ARTICLE VI

                                 MISCELLANEOUS

         6.01 Rules 144 and 144A. The Company covenants that following the registration of Conversion Shares it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders holding registered Conversion Shares to sell such Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time, or (b) any similar rule or rules hereafter adopted by the SEC. Upon the request of any such Holder, the Company will forthwith deliver to such Holder a written statement as to whether it has complied with such requirements.

         6.02 Amendments and Waivers. The provision of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as mutually agreed upon in writing by the Company and the Holders of a majority of the Conversion Shares.

         6.03 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, regular mail, registered first-class mail, confirmed facsimile or recognized express courier service by next business day delivery;

                          (i)     if to the Company:

                                  Metrocall, Inc.
                                  6677 Richmond Highway
                                  Alexandria, Virginia  22306
                                  Attention:  Chief Financial Officer
                                  Fax Number:  (703) 768-9625


                                  with a copy to:

                                  Wilmer, Cutler & Pickering
                                  2445 M Street, N.W.
                                  Washington, D.C.  20037-1420
                                  Attn:  Thomas W. White, Esq.
                                  Fax Number:  (202) 663-6363

Notices shall be deemed given on the day on which delivered by hand or facsimile, if delivered by 5:00 p.m. Eastern time; on the fifth business day after mailing if delivered by mail; or the business day after delivery to an overnight air courier if next-day delivery is specified.

                          (ii)    if to any of the Holders, to the last
business address for such Holder shown on the Preferred Share Register maintained by the Company pursuant to the Purchase Agreement.

         6.04 Successors and Assigns. No Holder may assign any rights or benefits under this Agreement except as provided in this Section 6.04. A Holder may assign its rights under this Agreement to any Permitted Transferee under the Purchase Agreement, provided that such Permitted Transferee executes and delivers to the Company an agreement pursuant to which it becomes bound by the terms of this Agreement, and such Permitted Transferee shall retain the rights and benefits of the transferor under this Agreement. The Company shall not assign any rights, benefits or obligations under this Agreement without prior written consent of the Holders of a majority of the Conversion Shares; provided, however, that the Company shall assign its rights, benefits and obligations to any person the Company is merged with or consolidated into or to any person to whom the Company sells substantially all of its assets. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company, the Sellers and the other Holders.

         6.05 Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and the Sellers to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         6.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         6.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         6.08 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or further laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         6.09 Entire Agreement. This Agreement and the Purchase Agreement (including exhibits thereto) are intended by the Company and the Sellers as final expression of their agreement and are intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Sellers with respect to such subject matter.

         6.10 Third Party Beneficiaries. Other than Indemnified Parties not a party hereto, this Agreement is intended for the benefit of the Company, the Sellers and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         6.11 Obligations Several; Independent Nature of Each Holder's Rights. Each obligation of any Holder is several and no such Holder shall be responsible for the obligations of any other Holder. Nothing contained herein, and no action taken by any such Holder pursuant hereto, shall be deemed to constitute such Holders as a partnership, an association, a joint venture or any other kind of entity. Each Holder shall be entitled to protect and enforce its rights arising out of this Agreement without notice to or the consent of any other person and it shall not be necessary for any other such Holder to be joined as an additional party in any proceeding for such purpose.

         6.12 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the Holder shall operate as a waiver of or otherwise prejudice such Holder's rights, powers or remedies.

         6.13 Remedies. The Company acknowledges that the remedies at law of the Holders in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without requiring such Holders to post any bond or other security, unless otherwise required by applicable law (which cannot be waived by the Company).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                        METROCALL, INC.



                                        By:
                                           -------------------------------------
                                           Vincent D. Kelly
                                           Chief Financial Officer


                                        SELLERS:

                                        PAGE AMERICA GROUP, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        PAGE AMERICA OF NEW YORK, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        PAGE AMERICA OF ILLINOIS, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        PAGE AMERICA COMMUNICATIONS OF INDIANA,
                                        INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                        PAGE AMERICA OF PENNSYLVANIA, INC.

                                        By:                 (Seal)
                                           -----------------
                                        Its:
                                            -----------------

                                 Exhibit 12.19

                TRANSFERS OF METROCALL SERIES B PREFERRED SHARES

         Any Permitted Transferee (as defined in the Agreement) shall agree to be bound, pursuant to an instrument satisfactory in form and substance to Metrocall, Inc. (the "Company"), to the following provisions which will govern transfers of the Metrocall Series B Preferred Stock. Defined terms not otherwise defined herein will have the meaning given such terms in the Agreement.

         1. Representations by Permitted Transferee. Each Permitted Transferee severally represents and warrants to the Company that:

                 (a) The Metrocall Series B Preferred Shares are being acquired for such Permitted Transferee's own account and not with a present view to or for sale in connection with any distribution thereof in violation of the Securities Act, subject to the condition that the disposition of the property of a Permitted Transferee shall be at all times within its control.

                 (b) Such Permitted Transferee understands that (i) the Metrocall Series B Preferred Shares are subject to certain restrictions on transfer as set forth below, and (ii) the Metrocall Series B Preferred Shares will bear legends to such effect and the Company will make a notation on its transfer books to such effect.

                 (c) Such Permitted Transferee understands that no public market now exists for the Metrocall Series B Preferred Shares.

         2.      Securities Law Restrictions on Transfer.

         Each Permitted Transferee, if any, identified as an affiliate of the Sellers will deliver to the Company on or prior to the Closing Date a written agreement, in such form as may be agreed to by the parties, that such person will not offer to sell, sell or otherwise dispose of any Metrocall Series B Preferred Shares issued or transferred to such person in connection with the transactions contemplated by the Agreement, except pursuant to an exemption from the registration requirements of the Securities Act. The Company shall be entitled to place appropriate legends on the certificates evidencing Metrocall Series B Preferred Shares to be received by such affiliates in connection with such transactions and to issue appropriate stop transfer instructions to any transfer agent for such shares, to the effect that the Metrocall Series B Preferred Shares received or to be received by such affiliate pursuant to the such transactions may only be sold, transferred or otherwise conveyed, and the Holder thereof may reduce his interest in or risks relating to such shares only pursuant to an effective registration statement with respect to such transfer (which the Company shall be under no obligation to file) under, or an exemption
from the registration requirements of,  the Securities Act.   The foregoing
restrictions on the transferability of Metrocall Series B Preferred Shares shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by such affiliate in connection with such transactions and to all purported reductions in interest or risks relating to such Metrocall Series B Preferred Shares.

         3.      Limitations on Subsequent Transfers

                 (a) No Permitted Transferee as of the Closing Date may transfer any Metrocall Series B Preferred Shares unless the proposed transferee agrees to be bound by the provisions of this Exhibit 12.19 and the Registration Rights Agreement described in Section 8.3.6(b) by an instrument satisfactory in form and substance to the Company, and unless, after such transfer, the total number of beneficial owners of Metrocall Series B Preferred Shares (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), does not exceed 10. In order to facilitate compliance with this restriction, the Permitted Transferee will, prior to effecting the transfer, provide to the Company such information as the Company shall reasonably request as to the identity of the proposed transferee, and the Company will provide the Permitted Transferee with such information as the Permitted Transferee reasonably requests regarding the number of beneficial owners of Metrocall Series B Preferred Shares. Upon compliance with the foregoing provisions, and completion of the transfer, the new holder of the Metrocall Series B Preferred Shares shall be a "Permitted Transferee" for all purposes hereunder."

                 (b)      In addition to any legend attached pursuant to
Section 2, each certificate representing the Metrocall Series B Preferred Shares shall bear a legend in substantially the following form:

                 "The securities represented by this certificate are subject to certain restrictions on transfer as set forth in an agreement between the holder and the Company. Copies of such agreement may be obtained upon request to the Secretary of the Company."

         4. Replacement of Preferred Share Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Metrocall Series B Preferred Shares (a "Preferred Share Certificate"), and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of any such Preferred Share Certificate, the Company will issue a new Preferred Share Certificate, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Preferred Share Certificate.

         5. Registration; Transfer; Registration of Transfer and Exchange of Metrocall Series B Preferred Shares.

         The Metrocall Series B Preferred Shares shall be issued in registered
form only.   The Company, or a transfer agent appointed by the Company (the
Company or such designated agent,
in such capacity, the "Preferred Share Agent"), shall number and list each Preferred Share Certificate, as it is issued, in a register (the "Preferred Share Register") which the Company or such agent shall maintain at the principal executive offices of the Company or at such office specified in a notice to the registered holders (the "Holders") of the Metrocall Series B Preferred Shares (the "Office"). The Company or the Preferred Share Agent shall also maintain on the Preferred Share Register a record of the Metrocall Series B Preferred Shares held by each Holder or represented by a Preferred Share Certificate that have become convertible into shares of Metrocall Common Stock at any time. Such record shall be conclusive as to all Holders of Metrocall Series B Preferred Shares.

         At the option of any Holder of Metrocall Series B Preferred Shares, any Preferred Share Certificate may be exchanged at the Office for a new Preferred Share Certificate (or new Preferred Share Certificates, in the same or different denominations), upon payment of the charges (if any) hereinafter provided. Whenever any Preferred Share Certificates are so surrendered for exchange the Company shall execute, and, if applicable, the Preferred Share Agent shall countersign and deliver, the Preferred Share Certificates that the Holder making the exchange is entitled to receive.

         Subject to compliance with the restrictions set forth in this Exhibit 12.19, the Preferred Share Certificates shall be transferable only on the Preferred Share Register, upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company or the Preferred Share Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Preferred Share Agent in its discretion. Upon any registration of transfer, the Company shall execute and, if applicable, the Preferred Share Agent shall countersign and deliver, a new Preferred Share Certificate(s) to
the Persons entitled thereto.    As used in this Agreement, "Person" means any
natural person, corporation, partnership, joint venture, limited liability company, firm, association, joint-stock company, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         All Preferred Share Certificates issued upon any registration of transfer or exchange of Preferred Share Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Preferred Share Certificates surrendered for such registration of transfer or exchange.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Preferred Share Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Share Certificates.

         Any Preferred Share Certificate when duly endorsed in blank shall be deemed negotiable, and when a Preferred Share Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Preferred Share Agent and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or the transfer thereof on the Preferred Share Register, any notice to the contrary notwithstanding; but until such transfer on the Preferred Share Register, the Company and the Preferred Share Agent may treat the registered Holder thereof as the owner for all purposes.